EXHIBIT 10.31













                                LICENSE AGREEMENT

                                     BETWEEN

                          TOMMY HILFIGER LICENSING, INC.

                                       AND

                          PEPE JEANS LONDON CORPORATION







    ARTICLE 1.   DEFINITIONS...............................................2
         1.1     AFFILIATES OF LICENSEE....................................2
         1.2     AGREEMENT.................................................3
         1.3     ANNUAL PERIOD.............................................3
         1.4     CLOSE-OUTS................................................3
         1.5     FULL PRICE SALES..........................................3
         1.6     GROSS SALES...............................................3
         1.7     GUARANTEED MINIMUM ROYALTY................................3
         1.8     INDEX.....................................................3
         1.9     INVENTORY.................................................3
         1.10    INVENTORY SCHEDULE........................................3
         1.11    LABELS....................................................3
         1.12    LICENSED PRODUCTS.........................................3
         1.13    MANUFACTURED PRODUCTS ....................................3
         1.14    MINIMUM SALES LEVEL.......................................3
         1.15    NET SALES.................................................4
         1.16    OFF-PRICE SALES...........................................4
         1.17    PERCENTAGE ROYALTY........................................4
         1.18    PURCHASED PRODUCTS .......................................4
         1.19    SEASONAL COLLECTIONS......................................4
         1.20    SECONDS...................................................4
         1.21    TERM......................................................4
         1.22    TERRITORY.................................................4
         1.23    TRADE SECRETS.............................................4
         1.24    TRADEMARK.................................................4

    ARTICLE 2.   GRANT.....................................................4
         2.1     LICENSE...................................................4
         2.2     RESERVATIONS..............................................5
         2.3     TERRITORY.................................................5
         2.4     FIRST REFUSAL.............................................5
         2.5     EXCLUSIVITY...............................................5
         2.6     DEFINITIONAL DISPUTES.....................................6
         2.7     BEST EFFORTS..............................................6
         2.8     SHOWROOMS AND IN-STORE SHOPS..............................6
         2.9     SALES AND DELIVERIES......................................7
         2.10    ORGANIZATION..............................................7
         2.11    USE OF LICENSED LEGEND....................................7
         2.12    PURCHASE OF LICENSED PRODUCTS.............................7

    ARTICLE 3.   TERM OF THE AGREEMENT.....................................8
         3.1     INITIAL TERM..............................................8
         3.2     EXTENSION.................................................8







    ARTICLE 4.   SALES.....................................................8
         4.1     SALES/MARKETING AND PRODUCTION PLANS......................8
         4.2     MINIMUM SALES LEVELS......................................9
         4.3     CERTIFICATION.............................................9

    ARTICLE 5.   LICENSE FEES..............................................9
         5.1     REQUIREMENT OF ROYALTIES..................................9
         5.2     GUARANTEED MINIMUM ROYALTY................................9
         5.3     ACTUAL ROYALTIES.........................................10
         5.4     ROYALTY STATEMENTS.......................................10
         5.5     BOOKS AND RECORDS........................................11
         5.6     TAXES....................................................11
         5.7     UNDERPAYMENTS............................................11
         5.8     MANNER OF PAYMENT........................................11
         5.9     INTEREST ON LATE PAYMENTS................................11
         5.10    NO SET-OFF...............................................12
         5.11    PURCHASES BY LICENSOR'S FLAGSHIP STORES..................12
         5.12    FINANCIAL STATEMENTS.....................................12

    ARTICLE 6.   REPRESENTATIONS AND WARRANTIES...........................12
         6.1     WARRANTIES AND REPRESENTATIONS OF LICENSOR...............12
         6.2     WARRANTIES AND REPRESENTATIONS OF LICENSEE...............14

    ARTICLE 7.   ADVERTISING..............................................14
         7.1     ADVERTISING..............................................14
         7.2     ADVERTISING EXPENDITURE..................................15
         7.3     APPROVAL OF PACKAGING, LABELING AND ADVERTISING..........15
         7.4     USE OF TRADEMARK ON INVOICES, ETC........................15
         7.5     LAUNCH...................................................16

    ARTICLE 8.   QUALITY AND STANDARDS....................................16
         8.1     DISTINCTIVENESS AND QUALITY OF THE TRADEMARK.............16
         8.2     SHOPS, STORES, RETAIL OUTLETS............................16
         8.3     SAMPLES OF MANUFACTURED PRODUCTS.........................17
         8.4     NON-CONFORMING PRODUCTS..................................17
         8.5     APPROVALS................................................18
         8.6     APPROVAL WITHDRAWAL......................................18
         8.7     SAMPLES, ARTWORK AND KNOW-HOW............................18
         8.8     CONFIDENTIALITY..........................................19
         8.9     MANUFACTURE OF LICENSED PRODUCTS BY THIRD PARTIES........19
         8.10    MARKING, LABELING AND PACKAGING IN ACCORDANCE
                 WITH APPLICABLE LAWS.....................................20
         8.11    DISPOSAL OF SECONDS AND CLOSE-OUTS.......................20
         8.12    ASSISTANCE BY LICENSOR...................................21
         8.13    MEETINGS.................................................21
         8.14    DESIGN RIGHTS............................................21







         8.15    PRICING..................................................22

    ARTICLE 9.   THE TRADEMARK............................................22
         9.1     RIGHTS TO THE TRADEMARK..................................22
         9.2     PROTECTING THE TRADEMARK.................................22
         9.3     COMPLIANCE WITH LEGAL REQUIREMENTS.......................22
         9.4     OWNERSHIP OF COPYRIGHT...................................23
         9.5     NOTICE OF INFRINGEMENT...................................23
         9.6     COUNTERFEIT PROTECTION...................................23
         9.7     USE OF OTHER TRADEMARKS..................................23
         9.8     USE OF TRADEMARK ON INVOICES, ETC........................24
         9.9     MONITORING...............................................24

    ARTICLE 10.  INSOLVENCY...............................................24
         10.1    EFFECT OF PROCEEDING IN BANKRUPTCY, ETC..................24
         10.2    RIGHTS, PERSONAL.........................................24
         10.3    TRUSTEE IN BANKRUPTCY....................................24

    ARTICLE 11.  TERMINATION..............................................25
         11.1    OTHER RIGHTS UNAFFECTED..................................25
         11.2    TERMINATION WITHOUT NOTICE...............................25
         11.3    TERMINATION WITH NOTICE..................................26
         11.4    EFFECT OF TERMINATION....................................26
         11.5    INVENTORY UPON TERMINATION...............................26
         11.6    CONTRIBUTION FROM SEL....................................27
         11.7    FREEDOM TO LICENSE.......................................27
         11.8    EQUITABLE RELIEF.........................................27
         11.9    TERMINATION WITHOUT PREJUDICE............................27
         11.10   WAIVER...................................................27

    ARTICLE 12.  RELATIONSHIP BETWEEN THE PARTIES.........................28
         12.1    NO AGENCY................................................28

    ARTICLE 14.  BENEFIT..................................................28
         14.1    BENEFIT..................................................28

    ARTICLE 15.  ENTIRE AGREEMENT; AMENDMENT..............................28
         15.1    ENTIRE AGREEMENT; AMENDMENT..............................28

    ARTICLE 16.  NON-WAIVER...............................................28
         16.1    NON-WAIVER...............................................28

    ARTICLE 17.  ASSIGNMENT...............................................28
         17.1    NO ASSIGNMENT WITHOUT CONSENT............................28
         17.2    SALE OF ASSETS...........................................29







         17.3    SALE OF STOCK/INTEREST...................................29
         17.4    ASSIGNMENT BY LICENSOR...................................29

    ARTICLE 18.  INDEMNIFICATION AND INSURANCE............................29
         18.1    INDEMNIFICATION BY LICENSEE..............................29
         18.2    NOTICE OF SUIT OR CLAIM..................................30
         18.3    INDEMNIFICATION BY LICENSOR..............................30
         18.4    INSURANCE................................................30

    ARTICLE 19.  SEVERABILITY.............................................31
         19.1    SEVERABILITY.............................................31

    ARTICLE 20.  NOTICES..................................................31
         20.1    NOTICES..................................................32

    ARTICLE 21.  SUSPENSION OF OBLIGATIONS................................32
         21.1    SUSPENSION OF OBLIGATIONS................................32

    ARTICLE 22.  EXHIBITS.................................................33
         22.1    EXHIBITS.................................................33

    ARTICLE 23.  OTHER PROVISIONS.........................................33
         23.1    HEADINGS.................................................33
         23.2    COUNTERPARTS.............................................33
         23.3    CONSTRUCTION.............................................33
         23.4    JURISDICTION.............................................33
         23.5    COMPLIANCE WITH LAWS.....................................33

    EXHIBITS
         EXHIBIT A..................................................TRADEMARKS
         EXHIBIT B......................................STATEMENT OF ROYALTIES
         EXHIBIT C........................................SAMPLE APPROVAL FORM
         EXHIBIT D......................................MANUFACTURER AGREEMENT
         EXHIBIT E............................................ADVERTISING FORM
         EXHIBIT F.................................................TERRITORIES
         EXHIBIT G...............................................CERTIFICATION

                                                          EXHIBIT 10 (b)







                                LICENSE AGREEMENT



                   AGREEMENT made effective as of the 1st day of February, 1997, by and between TOMMY HILFIGER LICENSING, INC., having an address at 913 N. Market Street, Wilmington, Delaware 19801 (hereinafter referred to as "Licensor") and Pepe Jeans London Corporation, a British Virgin Islands corporation, having its registered address at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "Licensee").

                              W I T N E S S E T H :

                   WHEREAS, the TOMMY HILFIGER trademarks, as hereinafter defined (collectively the "Trademark"), are unique, extraordinary and have an established, outstanding reputation in connection with certain items of clothing and other products; and

                   WHEREAS, Licensor has the right to enter into this Agreement; and

                   WHEREAS, Licensee recognizes the great value and goodwill associated with the Trademark and that all rights to the Trademark and the associated goodwill belong exclusively to the Licensor and that the Trademark has acquired a secondary meaning to the public; and

                   WHEREAS, Licensee desires to obtain an exclusive right to use the Trademark, on and in connection with the manufacture, sale and distribution of Licensed Products (as hereinafter defined) bearing, incorporating or otherwise utilizing the Trademark in the Territory; and

                   WHEREAS, Licensor has agreed to grant to Licensee such license under and subject to the terms and conditions hereinafter set forth;

                   NOW, THEREFORE, the parties hereto, in consideration of the mutual agreements herein contained and promises herein expressed, and for other good consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:


                             ARTICLE 1.  DEFINITIONS

                   Definitions. The following terms shall have the following meanings when used in this Agreement attached hereto:

                   1.1 AFFILIATES OF LICENSEE shall mean all persons and business entities, whether corporations, partnerships, joint ventures or otherwise, which now or hereafter control, or are owned or controlled, directly or indirectly by Licensee, or are under common control with Licensee.










                   1.2  AGREEMENT shall mean this agreement.

                   1.3 ANNUAL PERIOD shall mean each twelve month period commencing on April 1 and ending on March 31, except that the first Annual Period shall be the period commencing on the date hereof and ending on March 31, 1998.

                   1.4 CLOSE-OUTS shall mean first quality Licensed Products which cannot reasonably be sold to regular customers.

                   1.5 FULL PRICE SALES shall mean sales of Licensed Products at less than * off of the standard selling price in the then current line sheet, as amended from time to time.

                   1.6 GROSS SALES shall mean the invoiced amount of Licensed Products shipped by Licensee before any deductions for discounts and returns, insurance and freight.

                   1.7 GUARANTEED MINIMUM ROYALTY shall mean the minimum royalties payable in each Annual Period as set forth in
         Article 5.2.

                   1.8 INDEX shall mean the Consumer Price Index for the United States. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics for the United States as computed and published by an agency or a responsible financial periodical or recognized authority then to be selected by the parties.

                   1.9 INVENTORY shall mean Licensee's inventory of Licensed Products and of related work in progress.

                   1.10 INVENTORY SCHEDULE shall mean a complete and accurate schedule of Inventory.

                   1.11 LABELS shall mean all labels, tags, packaging material, business supplies and advertising and promotional materials and all other forms of identification bearing the Trademark.

                   1.12 LICENSED PRODUCTS shall mean mens and boys sportswear (excluding jeanswear and jeans related apparel). In addition, Licensed Products shall, to the extent permitted by Licensor from time to time, include accessories and other products which are produced by other licensees of Licensor.

                   1.13 MANUFACTURED PRODUCTS shall mean Licensed Products which are manufactured by or for Licensee through sources approved by Licensor other than Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH") and Tommy Hilfiger U.S.A., Inc. ("THUSA").

                   1.14 MINIMUM SALES LEVEL shall mean the minimum Net Sales of Licensed Products during each Annual Period as set forth in Article 4.2.


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.










                   1.15 NET SALES shall mean the gross sales price of Licensed Products to retailers who are not Affiliates of Licensee, less returns actually allowed and actually received by Licensee, price allowances and customary and usual trade discounts granted. Taxes on Net Sales such as value added taxes or its equivalent shall be deducted and separately listed. No other deductions shall be taken. It is the intention of the parties that royalties will be based on the bona fide wholesale prices at which Licensee sells Licensed Products to independent retailers in arms' length transactions. In the event Licensee shall sell Licensed Products to its Affiliates, royalties shall be calculated on the basis of such a bona fide wholesale price irrespective of Licensee's internal accounting treatment of such sale. Licensee shall identify separately in the statements of operations provided to Licensor pursuant to Article 5.4 hereof, all sales to Affiliates.

                   1.16 OFF-PRICE SALES shall mean sales at * or more off of the standard selling price in the then current linesheet, as amended from time to time.

                   1.17 PERCENTAGE ROYALTY shall have the definition given that term in Article 5.3.

                   1.18  PURCHASED PRODUCTS shall means Licensed
         Products which are sourced through THEH or THUSA in accordance with Article 2.12(a).

                   1.19  SEASONAL COLLECTIONS shall mean at least four
         (4) collections per annum.

                   1.20 SECONDS shall mean damaged, imperfect, non-first quality or defective goods.

                   1.21  TERM shall mean the Initial Term as defined
         Article 3.1 and shall, if not otherwise specifically excluded, include all Extensions hereinafter defined in Article 3.2.

                   1.22 TERRITORY shall mean those countries set forth on Exhibit F, attached hereto.

                   1.23 TRADE SECRETS shall mean information including a formula, pattern, compilation, program, device, method, technique, or process, that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                   1.24  TRADEMARK shall mean the trademark
         registrations which are set forth in the annexed Exhibit A and such trademarks in classes covering the Licensed Products whether or not registered with the relevant authority in the Territory, and all combinations, forms and derivatives thereof which may be hereafter approved by Licensor for use by Licensee in connection with the Licensed Products subject to any conditions set forth in any written approval.


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









                                ARTICLE 2.  GRANT

                   2.1 LICENSE. Licensor hereby grants to Licensee an exclusive license during the Term of the Agreement, subject to all of the terms and conditions contained in this Agreement to use the Trademark in connection with the manufacture, distribu-tion and sale of the Licensed Products in the Territory. Li-censor further grants to Licensee the right to use the Trade-mark, subject to Article 11.4 hereof, in connection with estab-lishing a subsidiary or division to be named "Tommy Hilfiger Europe BV" or such other name as may be approved by Licensor. Licensor and any subsidiaries or affiliated companies specifi-cally reserve the right to establish and offer for sale Licensed Products through up to * flagship retail locations throughout the Territory, with a maximum of * flagship loca-tions per city.

                   2.2  RESERVATIONS.  The license granted in this
         Article 2 does not grant any right to Licensee to use the name "TOMMY" or "HILFIGER" individually or derivatives of the Trademark. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Trademark, it being understood and acknowledged by Licensee that all rights relating thereto are reserved by Licensor except for the rights specifically granted to Licensee in this Agreement. Licensee understands and agrees that Licensor, and its other licensees and sublicensees, may manufacture or authorize third parties to manufacture Licensed Products in the Territory for ultimate sale outside of the Territory, or to manufacture and sell or authorize third parties to manufacture and sell products of any and all types and descriptions other than the Licensed Products in or outside the Territory. In addition, to the extent it is legally permissible to do so, no license is granted hereunder for the manufacture, sale or distribution of the Licensed Products to be used for publicity purposes, other than publicity of the Licensed Products, in combination sales, premiums or giveaways, or to be disposed of under or in connection with similar methods of merchandising, such license being specifically reserved for Licensor.

                   2.3 TERRITORY. Licensee agrees that it will neither export Licensed Products from the Territory nor sell same to any entity which it knows or has any reason to believe intend to export Licensed Products from the Territory. Licensee will use its best efforts to prohibit its customers from shipping Licensed Products outside of the Territory.

                   2.4 FIRST REFUSAL. Licensor agrees that before granting a license to any third party to use any of the Trademarks or any other Trademark similar therein for any products other than Licensed Products in the Territory, Licensor shall give written notice to Licensee of its intent to grant such license, and Licensee shall have the right of first refusal, to be asserted within thirty (30) days in writing, to obtain such license upon terms no less favorable than those to be offered to the third party. In the event that Licensor and Licensee fail to reach an agreement with respect to the proposed license, then Licensor may enter into a license with the third party; provided, however, that the terms and conditions of such license with the third party shall not be more favorable that those offered to Licensee.


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









                   2.5 EXCLUSIVITY. Licensor shall not authorize third parties to use the Trademark in connection with the sale and/or importation of the Licensed Products in the Territory during the Term hereof without Licensee's prior written approval, but Licensee acknowledges and consents to Licensor's use of the Trademarks in connection with the sale and/or importation of Licensed Products in the Territory. Licensor hereby agrees that Licensee shall have the exclusive right to import into and resell the Licensed Products in the Territory.

                   2.6 DEFINITIONAL DISPUTES. Licensee acknowledges that due to the nature of the marketplace, the definition of Licensed Products may change or may not be amenable to precise delineation. Licensee agrees that if there is a dispute over the definition of Licensed Products, Licensor shall render a reasonable written determination which shall be conclusive and binding on Licensee without legal recourse.

                   2.7 BEST EFFORTS. At all times while this Agreement is in effect, Licensee shall use its best efforts to exploit the License granted hereunder throughout the Territory, including but not limited to, selling a sufficiently representative quantity of the Licensed Products of all styles, fabrications and colors; offering for sale the Licensed Products so that they may be sold to the consumer on a timely basis; maintaining a sales force sufficient to provide effective distribution throughout all areas of the Territory; and cooperating with Licensor's and any of its licensees' marketing, merchandising, sales and anti-counterfeiting programs.

                   2.8  SHOWROOMS AND IN-STORE SHOPS.

                        (a)  Licensee shall display the Licensed
         Products for sale in a separate showroom, designed and displayed in accordance with Licensor's specifications, apart from any showroom(s) in which Licensee or another business may offer other than Licensed Products for sale. Subject to prior approval by Licensor, Licensee may display the Trademark on showroom doors and office directories;

                        (b) Licensor reserves the right to approve the location of Licensee's primary showroom required by Article 2.8(a) above; and

                        (c)  Not later than by the end of the third
         Annual Period, Licensee shall establish and display the Licensed Products in showrooms designed and displayed in accordance with Licensor's specifications, apart from any showroom(s) in which Licensee or another business may offer other than Licensed Products for sale, to be located in Dusseldorf, Germany; Paris, France; Madrid, Spain; London, England; and Amsterdam, Holland.

                        (d)  Licensee will, at Licensor's option,
         participate in any in-store shop or main floor fixturing program with any of Licensee's customers. To that end, to the extent that the same is not paid for by Licensee's customers, Licensee shall pay for the necessary fixturing for the display of the Licensed Products which shall be in keeping with the specifications and design of the respective shop or main floor fixtures.










                        (e) Not later than the end of the Initial Term, Licensee shall be offering for sale the Licensed Products in at least * retail locations (in-store shops or specialty stores) throughout the Territory.

                   2.9 SALES AND DELIVERIES. Licensee acknowledges that the availability and selection of styles, fabrications, colors and sizes are an integral part of the high reputation and value which the trade and consumers have come to associate with the Trademark. Therefore, to protect that reputation and value, Licensee agrees that its policy of sale, distribution, and exploitation shall be of a high standard and to the best advantage, and that the same shall in no way adversely reflect upon the good name, trademarks and trade names of Licensor or any of its programs. Licensee further agrees that it will use due diligence to make certain that at all times no less than * of the Licensed Products ordered and approved by Licensee for shipment are shipped timely in compliance with the shipping schedule recited in each order. Licensee shall at all times maintain a sales force for the sale of the Licensed Products which shall be sufficient to provide effective distribution of the Licensed Products throughout the entire Territory.

                   2.10  ORGANIZATION.  Licensee shall, within thirty
         (30) days of the date hereof, establish a separate division of its company dedicated exclusively to the sale of Licensed Products throughout the Territory. In lieu of such separate division, Licensee may form a subsidiary company provided that such company shall agree in writing to be bound by all of the terms hereof. Licensee shall, at its sole cost and expense, employ a head of sales, a production manager and a production assistant who shall work exclusively with Licensor's representatives on the Licensee's business arising under this Agreement and shall report directly to the President of Licensee or his designee. Licensee shall also employ a "stylist" to work with Licensor's representatives in the design of the Licensed Products and to assist in product development. These individuals will be hired with the prior approval of Licensor and will be relieved of their duties under this Agreement at the request of Licensor. In addition, Licensee shall maintain a separate sales force for the sale of the Licensed Products. The members of such sales force may not sell or represent any products other than the Licensed Products.

                   2.11 USE OF LICENSED LEGEND. Licensee shall, with the prior written approval of Licensor, have the right to place the legend "Licensed by Tommy Hilfiger Licensing, Inc.", or such other legend which indicates that the Licensed Products were manufactured, sold and distributed under the license from the Licensor, on the Licensed Products and on all wrapping or packaging used in connection therewith, within the Territory.

                   2.12  PURCHASE OF LICENSED PRODUCTS.

                        (a) Licensee hereby agrees that all Purchased Products shall be exclusively purchased by Licensee through Licensor or its designees, or any other sources approved by Licensor, and shall be purchased from no other source. Licensee shall enter into an exclusive buying office agreement with THEH and THUSA, for the purchases of Purchased Products. Pursuant to such buying office agreements, Licensee shall pay to THEH or THUSA a buying office commission of *


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         of the F.O.B. price of all Purchased Products.

                        (b) In the event Licensee purchases Purchased Products (other than mens and boys sportswear) from a source other than Licensor or its designee, which shall in all events be a source approved by Licensor, Licensee shall pay to Licensor an administrative fee in the amount equal to * of the invoice price of all such Purchased Products.

                        (c) Licensee may only source Licensed Products directly, without THEH or THUSA, if the type of approved Licensed Product is not then being sourced by THEH or THUSA. For example, if THEH and THUSA are, at the applicable time, not in the business of sourcing tailored clothing through their sources approved by Licensor, then Licensee may source the tailored clothing through its sources approved by Licensor. In such event, such Licensed Products shall be defined as the Manufactured Products and purchases of such products shall be excluded from any administrative fee. In no event shall Licensee be permitted to source Licensed Products through sources, or even through its own factories, which have not been approved by Licensor.


                        ARTICLE 3.  TERM OF THE AGREEMENT

                   3.1  INITIAL TERM.  The initial term of this
         Agreement shall commence on the date hereof and shall end on March 31, 2002 (the "Initial Term").

                   3.2 EXTENSION. Providing that Licensee is not then in default and is not in default for the balance of the initial Term, Licensee shall have the right to extend this Agreement for successive five (5) year terms on six (6) months prior written notice to Licensor. Licensee acknowledges that the six
         (6) month period for notice is necessary in order to maintain the continuity of Licensor's Licensing and Marketing programs and the goodwill associated with the Trademark. Licensee agrees that "time is of the essence" and that Licensee's failure to exercise its option to renew timely shall be construed as a decision by Licensee that it has elected not to renew and shall permit Licensor to immediately replace Licensee by executing a new License Agreement with third parties, to commence after this Agreement has concluded, without any liability to Licensee. Expiration or termination of this Agreement shall not effect any obligation of Licensee to make payments hereunder accruing prior to such expiration or termination.


                                ARTICLE 4.  SALES

                   4.1 SALES/MARKETING AND PRODUCTION PLANS. On each January 1 and July 1 of each Annual Period during the Term, Licensee will submit to Licensor, for Licensor's approval, a schedule showing in detail the projected sales and marketing plans for the Licensed Products for each of the next two quarterly periods. In addition, Licensee will submit to Licensor upon execution of the Agreement a proposed production calendar for the Licensed Products. Licensee will work with Licensor to create a production calendar for Licensed Products that is agreeable to both parties.


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         Licensee shall provide to Licensor, on a monthly basis, monthly wholesale bookings reports and retail selling reports.
         Licensor shall be deemed to have approved the sales and marketing plans unless Licensor gives Licensee written notice to the contrary within ten (10) days of receipt of such plans.

                   4.2 MINIMUM SALES LEVELS. The first bona fide shipment of Licensed Products to a customer of Licensee shall occur no later than *. In addition, during each Annual Period, Licensee shall be required to meet the following minimum levels of Net Sales of the Licensed Products ("Minimum Sales Levels"):

                                                  Minimum Sales
         Annual Period                            Level

         First                                    *
         Second                                   *
         Third                                    *
         Fourth                                   *
         Fifth                                    *
         each Annual Period thereafter            *

         For purposes of calculating the Minimum Sales Level for each Annual Period, the Minimum Sales Level shall be calculated using the rate of foreign exchange in effect at the Midland Bank PLC at the close of business on the date of each Royalty or Guaranteed Minimum Royalties payment hereunder. *

                   4.3 CERTIFICATION. Within sixty (60) days of the end of each Annual Period, Licensee shall send to Licensor a certification by a duly authorized officer of Licensee of the Net Sales of Licensed Products during such Annual Period (the "Certification"). Within one hundred twenty (120) days of the end of each Annual Period, Licensee shall send to Licensor the Certification further certified by Licensee's external auditors.


                             ARTICLE 5.  LICENSE FEES

                   5.1  REQUIREMENT OF ROYALTIES.  Except as
         specifically provided herein, all Licensed Products sold by Licensee, or its Affiliates or subsidiaries, require the payment of royalties by Licensee to Licensor as set forth in this Article 5.


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.










                   5.2  GUARANTEED MINIMUM ROYALTY.

                        (a) In consideration of the rights granted to Licensee pursuant to this Agreement, Licensee shall, during each Annual Period or portion thereof calculated on a pro rata basis, during the Term, pay to Licensor the Guaranteed Minimum Royalties listed below, payable in quarterly installments in advance on the first day of each quarter during each year during the Term hereof, except that for the First Annual Period, the Guaranteed Minimum Royalties shall be paid in four
         (4) equal quarterly installments beginning on *. In the event that during any Annual Period, the actual payments under
         Article 5.3 hereof exceed the entire Guaranteed Minimum Royalty with respect to that Annual Period, no further Guaranteed Minimum Royalty payments need be made for such Annual Period.

                                                    Guaranteed Minimum
         Annual Period                              Royalty

         First                                      *
         Second                                     *
         Third                                      *
         Fourth                                     *
         Fifth                                      *
         each Annual Period thereafter              *

                        (b)  The Guaranteed Minimum Royalty for each
         Annual Period from the Second through Fifth Annual Periods only shall be the greater of the amounts set forth above for such Annual Periods or * of the Percentage Royalty due for the immediately preceding Annual Period.

                   5.3 ACTUAL ROYALTIES. In consideration of the rights granted to Licensee pursuant to this Agreement, Licensee shall, during each Annual Period or portion thereof during the Term and any extension thereof, pay Licensor a royalty (the "Percentage Royalty") equal to * of Net Sales sold at Full Price by Licensee and * of Net Sales sold by Licensee at Off Price.

                   Percentage Royalties shall be payable in quarterly installments on January 30, April 30, July 30 and October 30 for the immediately preceding quarter of sale, less Guaranteed Minimum Royalty payments for such period. All royalties shall accrue upon the sale of the Licensed Products regardless of the time of collection by Licensee. For purposes of this Article 5.3, a Licensed Product shall be considered "sold" upon the date of billing, invoicing, shipping, or payment, whichever occurs first.


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









                   5.4 ROYALTY STATEMENTS. Licensee will deliver to Licensor at the time each Percentage Royalty payment is due, complete and accurate statements, in the form annexed hereto as Exhibit B, or similar form approved for use by Licensor signed by a duly authorized officer of Licensee and certified by him/ her as accurate indicating all of the following information by month: (i) the total invoice price of all Licensed Products sold during the period covered by such percentage royalty payment; (ii) the amount of discounts and credits from Gross Sales which properly may be deducted therefrom, during said period; and (iii) computation of the amount of percentage royalty payable hereunder for said period. At least once annually, or more often at Licensor's request, Licensee will also deliver to Licensor a certification from its external auditors that the statement which it accompanies is in accordance with the requirements of this Article 5.4. Receipt or acceptance by Licensor of any statement furnished, or of any sums paid by Licensee, shall not preclude Licensor from questioning their correctness at any time; provided, however, that reports submitted by Licensee shall be binding and conclusive on Licensee in the event of any termination based on a breach by Licensee arising out of any payment or report.

                   5.5 BOOKS AND RECORDS. Licensee shall, at its sole cost and expense, maintain complete and accurate books and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement. In addition, Licensor and its duly authorized representative have the right, during normal business hours, for the duration of this Agreement and for three (3) years thereafter, to examine and copy said books and records and all other documents and materials in the possession of and under the control of Licensee with respect to the subject matter and terms of this Agreement. In the event a sublicense is approved by Licensor as provided hereunder, Licensee shall also obtain for Licensor the right in any and all of such sublicenses for Licensor to similarly inspect the books and records of the sublicensees. The exercise by Licensor of any right to audit at any time or times or the acceptance by Licensor of any statement, or payment shall be without prejudice to any of Licensor's rights or remedies and shall not bar Licensor from thereafter disputing the accuracy of any payment or statement and Licensee shall remain fully liable for any balance due under this Agreement.

                   5.6 TAXES. Licensee will bear all taxes, duties and other governmental charges in the Territory relating to or arising under this Agreement, including without limitation, any income taxes (except withholding taxes on royalties), any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties or any other charges relating to or on, any royalty payable by Licensee to Licensor. Licensor shall pay any income tax whether imposed by the laws of the United States or a United States state. Licensee shall obtain, at its own cost and expense, all licenses, Reserve Bank, Commercial Bank or other bank approvals, and any other documentation necessary for the transmission of royalties and all other payments relevant to Licensee's performance under this Agreement. If any tax or withholding is imposed on royalties, Licensee shall obtain certified proof of the tax payment or withholding and immediately transmit it to Licensor.









                   5.7 UNDERPAYMENTS. If, upon any examination of Licensee's books and records pursuant to Article 5.5 hereof, Licensor shall discover any royalty underpayment by Licensee, Licensee will make all payments required to be made to correct and eliminate such underpayment within ten (10) days of Licensor's demand. In addition, if said examination reveals a royalty underpayment of * or more for any royalty period, Licensee will within ten (10) days of demand reimburse Licensor for the cost of said examination.

                   5.8 MANNER OF PAYMENT. All payments required by Licensee hereunder shall be made to Licensor in Delaware in U.S. Dollars, and all references to dollars throughout this Agreement shall mean U.S. Dollars. The amount of payment shall be calculated using the rate of foreign exchange in effect at the Midland Bank PLC at the close of business on the date of payment. In the event that Licensee is required to withhold certain amounts for payment to the appropriate governmental authorities, Licensee will supply to Licensor the official receipts evidencing payment therefor.

                   5.9 INTEREST ON LATE PAYMENTS. In addition to any other remedy available to Licensor, if any payment due under this Agreement is delayed for any reason, interest shall accrue and be payable, to the extent legally enforceable, on such unpaid principal amounts from and after the date on which the same became due, at a per annum equal to the lower of * percentage points above the prime rate of interest in effect, at the time the late payment was due, at Chase Manhattan Bank in New York, New York, U.S.A. and the highest rate permitted by law in New York.

                   5.10 NO SET-OFF. The obligation of Licensee to pay royalties hereunder shall be absolute notwithstanding any claim which Licensee may assert against Licensor. Licensee shall not have the right to set-off, compensate or make any deduction from such royalty payments for any reason whatsoever.

                   5.11 PURCHASES BY LICENSOR'S FLAGSHIP STORES. Beginning on the first day of each of Licensee's market periods (opening of each selling season), retail flagship stores in the Territory owned by Licensor or one of its subsidiaries or affiliates (the "Flagship Stores") may purchase Licensed Product at no more than the *. Licensee agrees to fill the orders of the Flagship Stores in at least the same manner which Licensee fills orders from its other customers. In addition, Flagship Stores may contract for special programs of Licensed Product at a price equal to no more than the *. No royalty or advertising payment shall be due on purchases of Licensed Product (including Closeouts, Seconds or special programs) by Flagship Stores and such purchases shall not be counted for purposes of meeting any Minimum Sales Level.

                   5.12 FINANCIAL STATEMENTS. Licensee shall provide Licensor (a) a certified, audited financial statement to be delivered to Licensor within five (5) months after the end of each fiscal year of Licensee and (b) a six (6) month interim unaudited financial statement to be delivered to Licensor within sixty (60) days after the end of the six (6) month period. The year end financial information must be prepared by a chartered accountant having no interest in Licensee's business and approved



         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         by Licensor.


                    ARTICLE 6.  REPRESENTATIONS AND WARRANTIES

                   6.1 WARRANTIES AND REPRESENTATIONS OF LICENSOR. Licensor hereby represents, warrants and covenants that:

                        (a) it has the full right, power and authority to enter into this Agreement and to license Licensee with respect to all the rights granted hereunder;

                        (b) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                        (c) necessary corporate acts have been effected by it to render this Agreement valid and binding upon it; and

                        (d)  in its negotiations relative to this
         Agreement, it has not utilized the services of any finder, broker or agent and it owes no commissions or fees to any such person in relation hereto. Licensor agrees to indemnify Licensee against, and hold it harmless from, any and all liabilities (including, without limitation, reasonable attorneys' fees) to any person, firm or corporation claiming commissions or fees in connection with this Agreement or the transactions contemplated hereby as a result of an agreement with or services rendered to Licensor.

                   6.2 WARRANTIES AND REPRESENTATIONS OF LICENSEE. Licensee hereby represents, warrants and covenants that:

                        (a) it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;

                        (b) it is financially capable of undertaking the business operations which it conducts and of performing its obligations hereunder;

                        (c) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                        (d)  all necessary corporate acts have been
         effected by it to render this Agreement valid and binding upon it; and

                        (e)  in its negotiations relative to this
         Agreement, it has not utilized the services of any finder, broker or agent and it owes no commission or fees to any such person in relation hereto. Licensee agrees to indemnify Licensor against, and hold it harmless from, any and all liabilities (including, without limitation, reasonable legal fees) to any person, firm or corporation









         claiming commissions or fees in connection with this Agreement or the transactions contemplated hereby as a result of an agreement with or services rendered to Licensee.


                             ARTICLE 7.  ADVERTISING

                   7.1 ADVERTISING. All advertising and promotion in connection with Licensed Products, including cooperative advertising whereby Licensee provide their customers with a contribution be it in the form of actual monetary contribution, credit or otherwise, shall be placed with an agency approved by Licensor. Licensee will pay, advertising invoices directly as they become due. Licensee agrees to use its best efforts to advertise and promote the Licensed Products during each Annual Period in order to make the Trademark a well known name within the Territory and to maintain the high standards of the Trademark.

                   7.2 ADVERTISING EXPENDITURE. Licensee agrees that, during each of the First and Second Annual Periods, it shall spend the greater of * dollars or * of the actual Net Sales, and for each such Annual Period thereafter, shall spend the greater of * of the Minimum Sales Level or * of the actual Net Sales for each such Annual Period, for direct media advertising of the Licensed Products not including any cooperative advertising, trade shows, sampling, or any other promotional or sales material normally produced for the sale of the Licensed Products (the "Advertising Expenditure"). If in any Annual Period the Advertising Expenditure has not been made, then Licensee shall spend such amount for advertising within the first ninety (90) days of the subsequent Annual Period. If the Advertising Expenditure has not been expended by the end of said ninety (90) day period, then the amount which should have been expended and which was not expended shall be paid over to Licensor to be used by Licensor for advertising the Trademark provided, however, that if Advertising Expenditure has not been made prior to the termination of this Agreement, the unexpended Advertising Expenditure shall, within twenty (20) days, be paid over to Licensor absolutely. Proof of expenditure shall be submitted each quarter using the Advertising Expenditure Form (Exhibit E).

                   7.3 APPROVAL OF PACKAGING, LABELING AND ADVERTISING. No packaging, labeling or advertising, including cooperative advertising may be used without the prior written approval of Licensor. Before publication of any advertisement or promotion, Licensee shall submit every element of the advertisement or promotion to Licensor for approval using an "Advertising Approval Form", as provided by Licensor. Any approval granted hereunder shall be limited to use during the Seasonal Collection of the Licensed Products to which such advertising relates and shall be further limited to use (e.g. television or print) for which approval by Licensor was granted. Samples of initial packaging, labeling and advertising, and samples of any revisions, changes, modifications or substitutions thereof, shall be submitted to Licensor sufficiently far in advance to permit Licensee time to make such changes as Licensor shall deem necessary. All requests for the approval of packaging, labeling or advertising pursuant to this Article 7.3 shall be accompanied by at least two (2) samples of the object for which approval is sought. Licensee shall use its best efforts to ensure that all advertising and promotional plans used by Licensee in connection with the Trademark, in any


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         form and in any medium, shall be consistent with the prestige of the Trademark and the quality of the Licensed Products. All packaging, labeling and advertising of Licensed Products shall use the Trademark, but no other trademark or trade name shall be used except as may be required by applicable law or permitted by Licensor. Licensee shall not be permitted to use their names on the Licensed Products, packaging and other materials displaying the Trademark other than as specifically approved by Licensor. Any advertising materials provided by Licensor to Licensee shall be so provided at Licensee's cost and the price therefor shall be Licensor's cost of producing and providing the same.

                   7.4 USE OF TRADEMARK ON INVOICES, ETC. The use of the Trademark by Licensee on invoices, order forms, stationery and related matter and in advertising in telephone or other directory listings is permitted only upon Licensor's prior written approval of the format in which the Trademark is to be so used, the juxtaposition of the Trademark with other words and phrases, and the content of the copy prior to the initial such use of the Trademark and prior to any material change therein; provided, however, that each such use of the Trademark is only in conjunction with the manufacture, sale, distribution or advertisement of Licensed Products pursuant to this Agreement.

                   7.5 LAUNCH. In addition to the Advertising Payments required under Articles 7.1 and 7.2, Licensee agrees to host, at Licensee's expense, a launch event or distribute a gift package to the fashion and financial press and to major retail accounts during the initial selling season for the first Seasonal Collection to be sold under this Agreement. Such event shall be comparable to similar launch events hosted by Licensor's other licensees of the Trademark and shall reasonably reflect the prestige of the Trademark and the relative significance of Licensed Products to Licensor. In no event shall Licensee be required to spend more than * dollars on such launch event or gift package.


                        ARTICLE 8.  QUALITY AND STANDARDS

                   8.1 DISTINCTIVENESS AND QUALITY OF THE TRADEMARK. Licensee shall maintain the distinctiveness of the Trademark and the image and high quality of the goods and merchandise bearing the mark presently manufactured and sold by Licensor and its other licensees, and the prestigious marketing of same as hitherto and presently maintained by Licensor and its other licensees. Licensee agrees that, with respect to all Licensed Products manufactured or sold by it, the same will be of high quality as to workmanship, fit, design and materials used therein, and shall be at least equal in quality, workmanship, fit, design and material to the samples of Licensed Products submitted by Licensee and approved by Licensor pursuant to
         Article 8.3 hereof. All manufacturing and production shall be of a quality in keeping with the prestige of the Trademark. In addition, Licensee acknowledges that in order to preserve the goodwill attached to the Trademark, the Licensed Products should be sold at prices and terms reflecting the prestigious nature of the Trademark, and the reputation of the Trademark as appearing on goods of high quality and reasonable price, it being understood, however, that Licensor is not empowered to fix or regulate the prices for which the Licensed Products are to be sold, either at the wholesale or retail level.



         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









                   8.2 SHOPS, STORES, RETAIL OUTLETS. The Licensed Products sold by Licensee may be sold only to those specialty shops, department stores and retail outlets which carry high quality and prestige merchandise and whose operations are consistent with Licensor's reputation and its sales policies and with the prestige of the Trademark and only to those customers expressly approved by Licensor. Prior to the opening of each selling season (and whenever Licensee shall wish to sell Licensed Products to customers not previously approved by Licensor), Licensee shall submit a written list of the proposed customers to Licensor for Licensor's prior written approval, which approval may be given or withheld at Licensor's sole discretion, based upon whether it deems that the proposed customer shall enhance the quality and prestige of the Trademark. Licensor shall have the right to withdraw any such approval on written notice to Licensee. Licensee shall not (a) market or promote or seek customers for the Licensed Products outside of the Territory; (b) establish a branch, wholly owned by subsidiary, distribution or warehouse with inventories of Licensed Products outside of the Territory; (c) sell or distribute any Licensed Products to wholesalers, jobbers, diverters, catalog vendors or any other entity which does not operate retail stores exclusively; (d) sell the Licensed Products directly to the public in retail stores; (e) use the Licensed Products as giveaways, prizes or premiums, except for promotional programs which have received the prior written approval of Licensor; or (f) sell the Licensed Products to any third party or Affiliate of Licensee or any of its directors, officers, employees or any person having an equity participation in or any other affiliation to Licensee, without the prior written approval of Licensor. Licensee shall include and shall enforce the following as a term and condition of sale to all of its customers:

                   "Resale Restrictions. Buyer shall not directly or indirectly distribute, market or sell the Products to any party other than consumers or end users without obtaining the prior written consent of Seller."

                   8.3 SAMPLES OF MANUFACTURED PRODUCTS. Before Licensee shall sell or distribute any Manufactured Products in any Seasonal Collection, Licensee shall submit samples of each of such Manufactured Products to Licensor for its prior written approval, which approval may be withheld by Licensor in its sole and absolute discretion. Any such request for approval shall be submitted to Licensor on the form annexed hereto as Exhibit C. Such samples shall be submitted sufficiently far in advance to permit Licensee time to make such changes as Licensor deems necessary. Any approval given hereunder shall apply only to that Seasonal Collection for which it is submitted to Licensor. Once samples have been approved, Licensee will manufacture only in accordance with such approved samples and will not make any changes for manufacture without Licensor's prior written approval. All samples of Manufactured Products submitted to Licensor pursuant to this Article 8.3 shall be provided at Licensee's sole cost and expense.
         Licensee shall submit to Licensor a reasonable number of additional samples of Manufactured Products upon Licensor's reasonable request. No Manufactured Products (including samples) shall be distributed and/or sold by Licensee pursuant to this Agreement unless such Manufactured Products are in substantial conformity with and at least equal in quality to the samples previously approved by Licensor in accordance with this Article 8.3.

                   8.4 NON-CONFORMING PRODUCTS. In the event that any Licensed Product is, in the judgment of Licensor, not being manufactured, distributed or sold with first quality workmanship or









         in strict adherence to all details and characteristics furnished by Licensor, Licensor shall notify Licensee of the specific nature of the problem in writing and Licensee shall promptly repair or change such Licensed Product to conform thereto. If a Licensed Product as repaired or changed does not strictly conform after Licensor's request and such strict conformity cannot be obtained after Licensee is given a reasonable opportunity to do so, Licensor may direct that the Trademark shall be promptly removed from the item. In such event, the item may be sold by Licensee, provided such miscut or damaged item does not contain any labels or other identification bearing the Trademark without Licensor's prior approval. Notwithstanding anything in this Article 8.4 to the contrary, sales of all products of Licensor's design whether or not bearing the Trademark, shall nonetheless be subject to royalty payments pursuant to Article 5 hereof. Licensor may purchase at Licensee's expense any Licensed Products found in the marketplace which, in Licensor's judgment, are inconsistent with approved quality standards and bill such costs to Licensee. Licensee must pay all royalties due on sales of nonconforming goods. Licensor may require Licensee to recall any Licensed Products not consistent with approved quality standards. Licensee shall use its best efforts to comply.

                   8.5 APPROVALS. All approvals required or permitted by this Agreement must be in writing from Licensor to Licensee. All matters requiring approval of Licensor or the exercise of its discretion shall be at the sole subjective discretion of Licensor. A submission for approval shall be deemed disapproved unless Licensor delivers a notice of approval within twenty (20) days. Licensor shall provide an explanation for disapprovals. Licensor has no obligation to approve, review or consider any item which does not strictly comply with the required submission procedures provided that Licensor designates the procedure which was not followed. Approval by Licensor shall not be construed as a determination that the approved matter complies with all applicable regulations and laws. No disapproved item shall be manufactured, sold, used, distributed or advertised. Licensee may revise any disapproved item and resubmit it. Licensee must strictly comply with all of Licensor's decisions. The parties will adjust the approval forms as appropriate. Upon reasonable notice, Licensor may withdraw approval of any previously approved item. In the event that it is reasonably necessary for Licensor to do on-site approvals, Licensee will pay any and all expenses and air-fare incurred by Licensor with respect to such on-site approvals.

                   8.6 APPROVAL WITHDRAWAL. If the style, appearance or quality of any Licensed Product ceases to be acceptable to Licensor, Licensor shall have the right in the exercise of its sole discretion to withdraw its approval of such Licensed Product. Upon receipt of written notice from Licensor of its election to withdraw such approval, Licensee shall immediately cease the use of the Trademark in connection with the promotion, advertising, sale, manufacture, distribution or use of such Licensed Product(s). Notice of such election by Licensor to withdraw approval shall not relieve Licensee from its obligation to pay royalties on sales of such Licensed Product(s) made by Licensee to the date of disapproval or thereafter as permitted. Licensee may, however, complete work in process and utilize materials on hand provided that it submits proof of such work in progress and fabric inventory to Licensor.

                   8.7 SAMPLES, ARTWORK AND KNOW-HOW. Licensor shall, at least four (4) times during each Annual Period, make available to Licensee certain samples, designs, colors, fabric









         samples, tags, labels, packaging and artwork available to Licensor, and the cost of providing such materials shall be borne by Licensee. All right, title and interest in and to samples, sketches, designs, and other materials furnished to Licensee by Licensor, whether created by Licensor or Licensee, including any modifications or improvements thereof which may be created by Licensor, Licensee are hereby assigned to and shall be the sole property of Licensor as between Licensee and Licensor and are licensed hereunder solely and exclusively for use in connection with the manufacture and sale of Licensed Products in the Territory. Licensor may use and permit others to use said designs and other materials in any manner it desires, provided that such use does not conflict with any rights granted Licensee hereunder. Licensee specifically acknowledges that such designs and other materials may be used by Licensor and other licensees on Licensed Products in jurisdictions outside the Territory and on products other than Licensed Products anywhere in the world. In addition to the foregoing, for marketing purposes, Licensor shall, upon reasonable request, make available to Licensee, such of the following which are available to Licensor: (a) reports on marketing policy of Licensor; (b) reports on color, style and fabric trends; (c) samples of advertising materials; (d) display ideas; and (e) labels, hangtags and packaging.

                   8.8 CONFIDENTIALITY. Licensee acknowledges that it will receive from Licensor prints, designs, ideas, sketches, and other materials or Trade Secrets which Licensor intends to use on or in connection with lines of merchandise other than the Licensed Products and which have not as yet found their way into the channels of distribution. The parties recognize that these materials are valuable property of Licensor. Licensee acknowledges the need to preserve the confidentiality and secrecy of these materials and agrees to take all necessary steps to ensure that use by it, or by its contractors will in all respects preserve such confidentiality and secrecy. Licensee shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs described in this Article 8.8 prior to their commercial distribution or the showing of samples for sale, and shall not sell any merchandise employing or adapted from any of said designs except under the Trademark. Licensor shall take all reasonable precautions to protect the secrecy of the original designs created by Licensee for Licensed Products prior to their advertisement, commercial distribution or the showing of samples for sale. Neither Licensor nor Licensee shall, at any time during the term of this Agreement, disclose or use for any purpose, other than as contemplated by this Agreement, any revealed or otherwise acquired confidential information and data relating to the business of the other.

                   8.9  MANUFACTURE OF LICENSED PRODUCTS BY THIRD
         PARTIES.

                        (a)  Licensee shall execute the  attached
         Exhibit G, within thirty (30) days from execution of this Agreement evidencing that all Licensed Products manufactured hereunder (whether by Licensee, Licensee's suppliers, or any contract sewing shops or other designated contract facilities) will be manufactured in compliance with the wage and hour laws of the country of manufacture and without the use of child (under the age of 14), prison or slave labor;

                        (b)  Licensee shall not utilize any factory
         (whether operated by a third party manufacturer or a third party manufacturer's contract sewing shop or other designated contract









         facility) in the manufacture of Licensed Products (including all components thereof) unless (a) it has been inspected and approved, in writing, by an authorized employee or agent of Licensee; (b) Exhibit G is executed by each such third party manufacturer or a third party manufacturer's contract sewing shop or other designated contract facility; and (c) Licensee shall obtain the signature of an authorized representative from each third party manufacturer used by Licensee on a brief agreement designated to protect Licensor's rights in the Trademark (see Exhibit D). Licensee acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such subcontracting arrangements.

                        (c) Licensee shall provide access to Licensor's representative, upon reasonable notice, to (i) Licensee's manufacturing facility and any manufacturing facility operated by any third party manufacturer or such third party manufacturer's contract sewing shops or other designated contract facilities which are utilized for all or part of the manufacture of Licensed Products, and (ii) all books and records relating to employee wages, employee timecards, evidence of employee age, shipping documents, cutting reports and other documentation relating to the manufacture and shipment of Licensed Products;

                        (d) Licensee acknowledges that it has in effect (or will promptly develop) a program of monitoring manufacturing facilities either operated by third party manufacturers or any such third party manufacturers' contract sewing shops or other designated contract facilities for compliance with the requirements of Article 8.9(a) above; and

                        (e)  Licensee shall exercise best efforts to
         ensure that all shipping documents which accompany all Licensed Products include the following language (either pre-printed or "stamped"):

              "We hereby certify that the merchandise covered by this shipment was manufactured in compliance with all applicable requirements of the wage and hour laws of the country of manufacture and without the use of child (under the age of 14), prison or slave labor. We further certify that we have in effect a program of monitoring any suppliers, contract sewing shops and other designated contract facilities which manufactured Tommy Hilfiger (Registered) brand merchandise for compliance with the requirements set forth above. We also certify that this shipment is in compliance with all laws applicable to the designation of country of origin on products, accurately states the country of origin on all products; the marking of shipments with proper country of origin and shall be shipped under legally issued and valid export licenses or visas."

                   8.10 MARKING, LABELING AND PACKAGING IN ACCORDANCE WITH APPLICABLE LAWS. All Licensed Products manufactured, distributed or sold by Licensee shall be marked, labeled, packaged, advertised, distributed and sold in accordance with this Agreement, in accordance with all applicable laws, rules and regulations in the Territory, and in such a manner as will not tend to mislead or deceive the public. At the request of Licensor, Licensee shall cause to be placed on all Licensed Products appropriate notice designating Licensor as the copyright or design patent owner thereof,









         as the case may be.

                   8.11  DISPOSAL OF SECONDS AND CLOSE-OUTS.

                        (a) Seconds. Licensee shall only sell Licensed Products which are Seconds in a way which shall not reduce the value of the Trademark or detract from its reputation and shall obtain the express prior written consent of Licensor with respect to the terms and method of such disposal. All Seconds approved for sale by Licensor shall be clearly marked "Seconds" or "Irregular". The percentage of Seconds of any of the Licensed Products which may be disposed of pursuant to this
         Article 8.11(a) shall not, in any event, exceed * of the total number of units of Licensed Products distributed or sold by Licensee.

                        (b) Close-Outs. All Close-Outs shall be sold only with Licensor's prior written approval, which Licensor may withhold in its sole discretion, through retail outlets and traditional and accepted dealers in such merchandise and upon such terms and conditions as Licensee, in its reasonable discretion, determines appropriate and shall not be sold to any person which Licensee know, or have reason to know, will export such Close-Outs from the Territory. The percentage of Close-Outs of any of the Licensed Products which may be disposed of pursuant to this Article 8.11(b) shall not, in any event, exceed * of the total number of units of such Licensed Products distributed or sold by Licensee in each Annual Period.

                   8.12 ASSISTANCE BY LICENSOR. Licensee shall have the right to cause its personnel to reasonably visit Licensor's offices, factories, showroom, and other places of business, and also to attend Licensor's sales meetings in order to obtain additional know-how and assistance. The scheduling of such visits shall be at times mutually convenient to the parties hereto. In connection with such visits, Licensee shall bear all air-fare to and from, and subsistence expenses of Licensee's representatives. In the event Licensee requests Mr. Tommy Hilfiger or any other member(s) of Licensor's staff to make a personal appearance, to attend any function, to visit Licensee's manufacturing plants or facilities or to attend any design meetings, Licensee shall pay all of the reasonable expenses in connection therewith, including air travel and hotel accommodations, and other reasonable services of Licensor's choosing. Licensee shall reimburse Licensor for all reasonable expenses so incurred by Licensor at Licensee's request.

                   8.13 MEETINGS. Licensor may from time to time but no more than twice a year hold a meeting of Licensor's licensees/distributors. Licensee agrees upon receipt of reasonable notice to attend any such meeting(s) at its own expense.

                   8.14 DESIGN RIGHTS. Licensee acknowledges and agrees that Licensor owns or shall own all design rights relating to the Licensed Products, regardless of whether such designs were created by Licensor or by or on behalf of Licensee. Licensee agrees to make, procure and execute all assignments necessary to vest ownership of design rights in Licensor. Licensee shall place appropriate notices, reflecting ownership of design rights by Licensor, on all the Licensed Products, packaging, tags, labels and advertising and promotional materials. Licensee shall not do or allow to



         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         be done anything which may adversely affect any of Licensor's design rights. All designs used by Licensee for the Licensed Products shall be used exclusively for the Licensed Products and may not be used under any other trademark or private label without the prior written consent of Licensor. Licensee shall disclose and freely make available to Licensor any and all developments or improvements it may make relating to the Licensed Products and to their manufacture, promotion and sales, including, without limitation, developments and improvements in any machine, process or product design, that may be disclosed or suggested by Licensor or regarding any patent or trademark which Licensee is entitled to utilize.

                   8.15 PRICING. Licensee acknowledges that in order to preserve the goodwill attached to the Trademark, the Licensed Products should be sold at prices and terms reflecting the prestigious nature of the Trademark, it being understood, however, that Licensor is not empowered to fix or regulate the prices for which the Licensed Products are to be sold, either at the wholesale or retail level.


                            ARTICLE 9.  THE TRADEMARK

                   9.1 RIGHTS TO THE TRADEMARK. Licensee acknowledges the great value of the goodwill associated with the Trademark. Licensee will not, at any time, do, or otherwise suffer to be done any act or thing which may, in any way, adversely affect any rights of Licensor in and to the Trademark or any registrations thereof or which, directly or indirectly, may reduce the value of the Trademark or detract from its reputation. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Trademark, or any of Licensor's other trademarks, it being understood that all rights relating thereto are reserved by Licensor, except for the License hereunder to Licensee of the right to use and utilize the Trademark only as specifically and expressly provided herein. Licensee shall not file or prosecute a trademark or service mark application or applications to register the Trademark in respect of the Licensed Products or any other goods or services. Licensee shall not, during the term of this Agreement or thereafter, (a) attack Licensor's title or right in and to the Trademark in any jurisdiction or attack the validity of this License or the Trademark or (b) contest the fact that Licensee's rights under this Agreement (i) are solely those of a manufacturer and distributor and, (ii) subject to the provisions of Article 11 hereof, cease upon termination of this Agreement. The provisions of this Article 9.1 shall survive the termination of this Agreement.

                   9.2 PROTECTING THE TRADEMARK. Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor's rights in and to the Trademark. At the request of Licensor, Licensee shall execute and deliver to Licensor any and all documents and do all other acts and things which Licensor deems necessary or appropriate to make fully effective or to implement the provisions of this Agreement relating to the ownership or registration of the Trademark.

                   9.3 COMPLIANCE WITH LEGAL REQUIREMENTS. Licensee will use the Trademark in the Territory strictly in compliance with the legal requirements therein. Whenever any Trademark is used









         on any item of packaging or labeling or in any advertisement, it must be followed, in the case of a registered trademark by the registration symbol, i.e., (Registered), and in the case of all other trademarks by the symbol TM, or other appropriate symbols of similar import acceptable to Licensor. Licensee shall duly display all other notices with respect to the Trademark, on the Licensed Products and otherwise, as are or may be required by the trademark laws and regulations applicable within the Territory. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will execute and deliver to Licensor any and all documents required by Licensor terminating any and all trademark registrations, Registered User agreements and other documents regarding this Trademark.

                   9.4 OWNERSHIP OF COPYRIGHT. Any copyright which may be created under this Agreement in any sketch, design, print, package, label, tag or the like designed or approved or used with the Trademark by Licensor will be the property of Licensor. Licensee will not, at any time, do, or otherwise suffer to be done, any act or thing which may adversely affect any rights of Licensor in such sketches, designs, prints, packages, labels, tags and the like and will, at Licensor's request, do all things reasonably required by Licensor to preserve and protect said rights.

                   9.5 NOTICE OF INFRINGEMENT. Licensee shall notify Licensor in writing of any infringement or imitation of the Trademark or the use by any person of any trademarks or tradenames confusingly similar to the Trademark promptly as same may come to the attention of Licensee. Licensor will thereupon take such action as it deems advisable for the protection of the Trademark and its rights therein, and Licensee shall assist Licensor in the prosecution of any such suit, as Licensor may reasonably request, at Licensor's expense. In no event, however, will Licensor be required to take any action if it deems it inadvisable to do so and Licensee will have no right to take any action with respect to the Trademark without the prior written consent of Licensor. In the event a third party infringes the use of the Trademark in the Territory on items similar to the Licensed Products, Licensor shall take all advisable and necessary measures to protect the Trademark and Licensee agrees that, at Licensor's request, it will pay * of the costs incurred therefor, including judicial expenses and legal fees.

                   9.6 COUNTERFEIT PROTECTION. Licensee shall use its best efforts to prevent counterfeiting of the Licensed Products. All Licensed Products shall bear and use any reasonable counterfeit preventive system, devices or labels designated by Licensor. At its option, Licensor may supply the system, devices or labels (provided that they are supplied on a timely basis), which Licensee must use and for which Licensee shall pay all reasonable costs in advance.

                   9.7 USE OF OTHER TRADEMARKS. At all times while this Agreement is in effect, neither Licensee, nor any company affiliated with Licensee, owned or controlled by Licensee, under common ownership with or having common stockholders as Licensee, in which the owner of Licensee is a partner, or in which Licensee is a partner, shall act as a licensee or distributor in the Territory of any products included in
         Article 1.12 under any name directly competitive with Licensor, other than "Pepe Jeans" and its derivatives and related trademarks, without the prior written approval of Licensor. Nothing herein is to be construed so as to prohibit Licensee from acting as a manufacturer only of such products under a name competitive with Licensor, providing that Licensee shall not be



         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         the licensee or distributor thereof. The design and style of any such products or any of Licensee's private label products must be clearly distinguished from the Licensed Products (the foregoing shall be exclusive of any products previously designed by Licensee or any of its Affiliates pursuant to other license agreements in effect between Licensor and Licensee or any of its Affiliates). If such consent is given, unless prohibited by other agreements, Licensee shall provide Licensor with samples of any clothing products, lines or collections Licensee manufactures or has manufactured for it or distributed for it which do not bear the Trademarks. A breach of this clause shall constitute a violation of Licensee's obligation to use its best efforts to exploit this license. The design, merchandising, packaging, sales and display of all of Licensee's non-licensed products shall be separate and distinct from the Licensed Products. Licensee shall maintain a separate area for exhibition of the Licensed Products wherever the Licensed Products are sold.

                   9.8 USE OF TRADEMARK ON INVOICES, ETC. The use of the Trademark by Licensee on invoices, order forms, stationery and related materials in advertising in telephone or other directory listings is permitted only upon Licensor's prior written approval of the format in which the Trademark is to be so used, the juxtaposition of the Trademark with other words and phrases, and the content of the copy prior to the initial such use of the Trademark and prior to any material change therein; provided, however, that each such use of the Trademark is only in conjunction with the manufacture, sale, distribution or advertisement of Licensed Products pursuant to this Agreement.

                   9.9 MONITORING. Licensee shall actively monitor use of the Trademark by Licensee and its customers and shall use its best efforts to see that such use does not impair the image or reputation heretofore or hereafter established by Licensor for products bearing the Trademark; provided, however, that the Licensee shall have no obligation to place any unlawful restriction on its customers.


                             ARTICLE 10.  INSOLVENCY

                   10.1 EFFECT OF PROCEEDING IN BANKRUPTCY, ETC. If either party institutes for its protection or is made a defendant in any proceeding under bankruptcy, insolvency, reorganization or receivership law, or if either party is placed in receivership or makes an assignment for benefit of creditors or is unable to meet its debts in the regular course of business, the other party may elect to terminate this Agreement immediately by written notice to the other party without prejudice to any right or remedy the terminating party may have, including, but not limited to, damages for breach to the extent that the same may be recoverable.

                   10.2 RIGHTS, PERSONAL. The license and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, trustee in bankruptcy, sheriff or any other officer or court charged with taking over custody of Licensee's assets or business, shall have any right to continue performance of this Agreement or to exploit or in any way use the Trademark if this Agreement is terminated pursuant to Articles 11.1 and 11.2, except as may be required by law.

                   10.3 TRUSTEE IN BANKRUPTCY. Notwithstanding the provisions of Article 10.2 above,









         in the event that, pursuant to the applicable bankruptcy law (the "Code"), a trustee in bankruptcy, receiver or other comparable person, of Licensee, or Licensee, as debtor, is permitted to assume this Agreement and does so and, thereafter, desires to assign this Agreement to a third party, which assignment satisfies the requirements of the Code, the trustee or Licensee, as the case may be, shall notify Licensor of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute an offer to Licensor to have this Agreement assigned to Licensor or its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid offer may be accepted by Licensor only by written notice given to the trustee or Licensee, as the case may be, within fifteen (15) days after Licensor's receipt of the notice to such party. If Licensor fails to deliver such notice within the said fifteen (15) days, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which Licensor may have as a creditor in any bankruptcy proceeding.


                             ARTICLE 11.  TERMINATION

                   11.1 OTHER RIGHTS UNAFFECTED. It is understood and agreed that termination by either party on any ground shall be without prejudice to any other remedies which the terminating party may have.

                   11.2 TERMINATION WITHOUT NOTICE. If any of the following grounds for termination shall occur, this Agreement shall thereupon forthwith terminate and come to an end without any need for notice from Licensor:

                        (a)  If Licensee shall make an unauthorized
         disclosure of confidential information, Trade Secrets, or materials given or loaned to Licensee by Licensor;

                        (b) If Licensee institutes proceedings seeking relief under a bankruptcy act or any similar law, or otherwise violates the provisions of Article 10.1 thereof;

                        (c) If Licensee transfers or agrees to transfer substantially all of its property, its shares of stock or, this Agreement in violation of Article 17 thereof;

                        (d)  If Licensee shall sell unapproved
         merchandise in violation of Article 8.3 hereof;

                        (e)  If Licensee shall, without the prior
         written consent of Licensor, use the Trademark in an unauthorized or improper manner;









                        (f)  If Licensee shall use the Trademark in
         connection with another trademark or name; and/or

                        (g) If Licensee shall place or participate in any advertising prohibited by Article 7.

                   11.3 TERMINATION WITH NOTICE. If Licensee breaches any of its obligations under this Agreement, other than those specified in Article 11.2 above, Licensor may terminate this Agreement by giving Notice of Termination to Licensee. Termination will become effective automatically unless Licensee completely cures the breach within fifteen (15) days of the giving of such Notice. Termination based upon Licensee's failure to comply with the Minimum Sales Levels set forth in
         Article 4.2 shall become effective thirty (30) days after the giving of the Notice. If the notice relates to royalties or to product quality, pending cure Licensee shall ship no Licensed Products; if Licensee does ship, it shall automatically forfeit its right to cure and the License shall be terminated. Upon the giving of a Notice of Termination for the second time, for any reason, Licensee shall no longer have the right to cure any violation, and termination shall be effective upon the giving of the Notice.

                   11.4 EFFECT OF TERMINATION. On the termination of this Agreement for any reason whatsoever: all of the rights of Licensee under this Agreement shall forthwith terminate and immediately revert to Licensor; all royalties on sales theretofore made shall become immediately due and payable; Licensee shall forthwith discontinue all use of the Trademark, except that Licensee may have a period of ninety (90) days after such termination to consummate all sales of Licensed Products which were firm upon the delivery of the Inventory
         Schedule in accordance with Article 11.5 hereof and to sell the balance of the Inventory not purchased by Licensor, and royalties with respect thereto shall be due on such ninetieth day. Licensor shall have the right to conduct a physical inventory of the Licensed Products in Licensee's possession or control. Licensee will completely remove the Trademark from Licensed Products and destroy all hangtags and labeling attached to such Licensed Products. Licensee shall, at Licensee's expense, either return to Licensor all remaining Inventory after such ninetieth (90th) day or destroy all remaining Inventory under the supervision of Licensor.
         Licensee shall no longer use the Trademark, any variation, imitation or simulation thereof, or any Trademark similar thereto; Licensee shall immediately take all necessary steps to change its or any Affiliate's corporate name to omit any reference to or use of the Trademarks; Licensee will promptly transfer to Licensor, free of charge, all registrations, filings and rights with regard to the Trademark which it may have possessed at any time; and Licensee shall thereupon deliver to Licensor, free of charge, all sketches, designs, colors and the like in its possession or control, designed or approved by Licensor, and all Labels supplied by Licensor in Licensee's possession or control. Licensor shall have the option, exercisable upon notice to Licensee within thirty (30) days of termination, to negotiate the purchase of the Labels which have not been supplied by Licensor. If such negotiations do not result in the purchase of the Labels not supplied by Licensor, Licensee shall destroy the Labels under the supervision of Licensor, and Licensee, shall supply to Licensor a certificate of destruction thereof signed by a duly authorized officer of Licensee.

                   11.5  INVENTORY UPON TERMINATION.  Upon the
         termination of this Agreement for any









         reason whatsoever, Licensee shall immediately deliver to Licensor an Inventory Schedule. The Inventory Schedule shall be prepared as of the close of business on the date of such termination and shall reflect direct cost of each such item (not including overhead or any general or administrative expenses). Licensor thereupon shall have the option, exercisable by notice in writing delivered to Licensee within thirty (30) days after its receipt of the complete Inventory Schedule, to purchase any or all of the Inventory for an amount equal to the price as determined as follows: (i) as to Manufactured Products, the price shall be Licensee's standard cost (the actual manufacturing cost); and (ii) as to Purchased Products, the price shall be Licensee's landed costs, which shall, for the purposes hereof, mean the F.O.B. price together with customs, duties, brokerage, freight and insurance. In the event such notice is sent by Licensor, Licensor may collect the Inventory referred to therein within ninety (90) days after Licensor's said notice. Licensor will pay such Licensee for such Inventory upon such collection. In the event such notice is not sent, Licensee may dispose of the Licensed Products within ninety (90) days of the date of termination; provided, however, that any advertising used during such period shall be subject to Licensor's prior written approval and such disposition of the Licensed Products shall be subject to Licensee's obligations hereunder, including, but not limited to payments to be made to Licensor. At the end of such ninety
         (90) day period, any Licensed Products remaining in Licensee's possession shall, at the request of Licensor, be destroyed.

                   11.6 CONTRIBUTION FROM SEL. SEL International Investments Corp. ("SEL"), hereby agrees to make (or cause a subsidiary to make) capital contributions to Licensee in an amount equal to at least * in the aggregate, over the first three (3) Annual Periods. Licensee shall dedicate and, promptly after the receipt of any portion of such contributions, notify Licensor of the amount received and utilize the total amount of such funds received for the support and development of the business contemplated hereunder.

                   11.7  FREEDOM TO LICENSE.  In the event of
         termination of this Agreement or the receipt by Licensor of a notice of termination from Licensee, Licensor shall be free to license to others the use of the Trademark in connection with the manufacture and sale of Licensed Products in the Territory, but only if the sale of such Licensed Products in the Territory produced pursuant to such third party agreement is prohibited until after the termination of this Agreement.

                   11.8 EQUITABLE RELIEF. Licensor and Licensee shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

                   11.9 TERMINATION WITHOUT PREJUDICE. Termination of this Agreement pursuant to and conditions hereof shall be without prejudice to the terminating party's other rights and remedies at law or in equity

                   11.10 WAIVER. It is expressly understood that under no circumstances shall Licensee be entitled, directly or indirectly, to any form of compensation or indemnity from Licensor as a consequence to the termination of this Agreement, whether as a result of the passage of time, or as the result of any other cause of termination referred to in this Agreement. Without limiting the



         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         generality of the foregoing, by its execution of the present Agreement, Licensee hereby waives any claim which it has or which it may have in the future against Licensor arising from any alleged goodwill created by the Licensee for the benefit of the said parties or from the alleged creation or increase of a market for Licensed Products.


                  ARTICLE 12.  RELATIONSHIP BETWEEN THE PARTIES

                   12.1 NO AGENCY. Licensee shall not represent itself as the agent or legal representative of Licensor, Licensor's affiliates or Tommy Hilfiger for any purpose whatsoever and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of them in any way whatsoever. Licensor shall similarly not represent itself as the agent or legal representative of Licensee.


                        ARTICLE 13. INTENTIONALLY OMITTED


                               ARTICLE 14.  BENEFIT

                   14.1 BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and, subject to Article 17 hereof, their successors and assigns.


                     ARTICLE 15.  ENTIRE AGREEMENT; AMENDMENT

                   15.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and this Agreement may not be amended or modified, except in a writing signed by both parties hereto.


                             ARTICLE 16.  NON-WAIVER

                   16.1 NON-WAIVER. The failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; and no waiver whatsoever shall be valid unless in writing, signed by the waiving party, and only to the extent herein set forth.


                             ARTICLE 17.  ASSIGNMENT

                   17.1 NO ASSIGNMENT WITHOUT CONSENT. The license and rights granted to Licensee hereunder are personal in nature, and Licensee may not and shall not sell, transfer, lease, sublicense









         or assign this Agreement or its rights and interest hereunder, or any part hereof, by operation of law or otherwise, without the prior written consent of Licensor, which consent may be withheld by Licensor in its sole and absolute discretion, except that Licensee shall have the right, upon written notice to Licensor, to assign or sublicense this Agreement to Affiliates of Licensee; provided, however, that in such event Licensee agrees to guarantee the performance and obligations of such corporation, subsidiary or Affiliate under this Agreement.

                   17.2 SALE OF ASSETS. A sale or other transfer of all or substantially all of the assets of Licensee or a change in the control of Licensee other than as permitted under
         Article 17.1 shall be deemed an assignment of Licensee's rights and interests under this Agreement to which the terms and conditions of Article 17.1 of this Agreement shall apply.

                   17.3 SALE OF STOCK/INTEREST. Any transfer, by operation of law or otherwise, of Licensee's interest in this Agreement (in whole or in part), a fifty (50%) percent or greater interest in one or in a series of transactions in Licensee (whether stock, partnership, interest or otherwise) or any interest directly or indirectly to a competitor of Licensor shall be deemed an assignment of Licensee's rights and interest under this Agreement to which the terms and conditions of
         Article 17.1 of this Agreement shall apply. The issuance of shares of stock to other than the existing shareholders or their affiliates is deemed to be a transfer of that stock for purposes of this Article. If after the date hereof, there is a transfer of less than a fifty (50%) percent interest in Licensee to a non Affiliate of Licensee, then any other transfer of an interest in Licensee to a non Affiliate of Licensee which when added to the total percentage previously transferred totals a transfer of greater than fifty (50%) percent interest of Licensee, shall be deemed an assignment of Licensee's interest in this Agreement within the meaning of this Article to which the terms and conditions of Article 20.1 shall apply.

                   17.4 ASSIGNMENT BY LICENSOR. Licensor shall have a complete and unrestricted right to sell, transfer, lease or assign its rights and interests in this Agreement to any domestic or foreign corporation or other business entity, providing that such transferee agrees to be bound by all of the terms hereof and is the holder of the Trademark in the Territory. When Licensor wishes to sell, transfer, lease or assign its rights and interests in this Agreement, Licensor shall do so on notice to Licensee.


                    ARTICLE 18.  INDEMNIFICATION AND INSURANCE

                   18.1 INDEMNIFICATION BY LICENSEE. Licensee does hereby indemnify and hold harmless Licensor, Tommy Hilfiger, and their directors, officers, employees, agents, officials and related companies from and against any and all losses, liability, damages and expenses (including reasonable attorneys' fees and expenses) which they or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of their servants, agents or employees in connection with Licensee's performance of this Agreement, including but not limited to:











                        18.1.1.   any alleged defect in any Licensed
         Product, regardless of whether the action is based upon negligence or strict liability, and regardless of whether the alleged negligence of Licensor is characterized as "passive" or "active";

                        18.1.2.   the manufacture, labeling, sale,
         distribution or advertisement of any Licensed Product by Licensee;

                        18.1.3.   any violation of any warranty,
         representation or agreement made by Licensee pertaining to a Licensed Product;

                        18.1.4.   the claim of any broker, finder or
         agent in connection with the making of this Agreement or any transactions contemplated by this Agreement.

         The provisions of this Article and Licensee's obligations hereunder shall survive any termination or rescission of this Agreement.

                   18.2 NOTICE OF SUIT OR CLAIM. Licensee shall promptly inform Licensor by written notice of any suit or claim against Licensee relating to Licensee's performance under this Agreement, whether such suit or claim is for personal injury, involves alleged defects in the Licensed Products manufactured, sold or distributed hereunder, or otherwise.

                   18.3 INDEMNIFICATION BY LICENSOR. Licensor does indemnify and hold harmless Licensee, against any and all liabilities, damages and expense (including reasonable attorneys' fees, costs and expenses) which Licensee may incur or be obligated to pay in any action or claim against Licensee for infringement of any other person's claimed right to use a trademark in the Territory, but only where such action or claim results from Licensee's use of the Trademark in the Territory in accordance with the terms of this Agreement and where Licensee is not at fault. Licensee shall give Licensor prompt written notice of any such claim or action, and thereupon Licensor shall undertake and conduct the defense of any suit so brought. It is understood, however, that if there is a dispute between Licensor and Licensee as to whether the suit was brought as a result of Licensee's failure to use the mark in accordance with the terms of this Agreement, Licensee may be required to conduct such defense unless and until it is determined that no such misuse of the Trademark occurred and that Licensee are not at fault. In the event appropriate action is not taken by Licensor within thirty (30) days of its receipt of notice from Licensee, Licensee shall have the right to defend such claim or action in its own name, but no settlement or compromise of any such claim or action may be made without the prior written approval of Licensor. In either case, Licensor and Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other and in all respects in connection with any such defense is made. Such indemnification shall be deemed to apply solely to the amount of the judgment, if any, against Licensee, and sums paid by Licensee in connection with its defense. Such indemnification shall not apply to any damages sustained by Licensee by reason of such claimed infringement other than those specified above. The provisions of this Article and Licensor's obligations hereunder shall survive any termination or rescission of this Agreement.









                   18.4  INSURANCE.

                        (a) Requirements. Without limiting Licensee's liability pursuant to the indemnity provisions of this Agreement, Licensee shall maintain commercial general liability insurance in the amount of at least * (combined single limit per occurrence) with a broad form property damage liability coverage. This insurance shall include broad form blanket contractual liability, personal injury liability, advertising liability, products and completed operations liability. Each coverage shall be written on an "occurrence" form.

                        (b) Theft and Destruction Coverage. Licensee shall purchase insurance against theft and destruction of the Licensed Products which shall (1) be written on an "all risk" basis; (2) provide that Licensee shall be reimbursed for loss in an amount equal to the manufacturer's selling price for the products (this may be accomplished by either a selling price endorsement or business interruption insurance); (3) provide that Licensor is added as a loss payee in respect to losses to Licensed Products as their interests may appear; (4) be in effect while goods are on premises owned, rented or controlled by Licensee and while in transit or storage; and (5) include a brand and label clause stating, among other things, that the insurer will pay the cost of removing Licensor's name from damaged merchandise and relabeling goods.

                        (c)  General Provisions.  The insurance
         described in subArticles 18.4(a) and 18.4(b) shall include:
         (1) an endorsement stating that Licensor shall receive at least thirty (30) days written notice prior to cancellation or non-renewal of coverage; (2) an endorsement naming Licensor as an additional insured; and (3) a mutual waiver of subrogation for insured property losses.

                        (d)  Approved Carrier/Policy Changes.  All
         insurance shall be obtained from an insurance company approved by Licensor which approval shall not be unreasonably withheld. Licensee shall give at least thirty (30) days prior written notice to Licensor of the cancellation of, or any modification in, such insurance policy that would affect Licensor's status or benefits thereunder. This insurance may be obtained for Licensor by Licensee in conjunction with a policy which covers products other than the Licensed Products.

                        (e)  Evidence of Coverage.  No later than thirty
         (30) days from the effective date hereof, Licensee shall furnish to Licensor evidence, in form and substance satisfactory to Licensor, of the maintenance and renewal of the required insurance including, but not limited to, copies of policies with applicable riders and endorsements, and certificates of insurance.

                        (f) Territory. The insurance set forth in this Section must cover all countries in the Territory in which Licensee sells or manufactures Licensed Products.


                            ARTICLE 19.  SEVERABILITY

                   19.1 SEVERABILITY. If any provision or any portion of any provision of this Agreement


         * This information has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.









         shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and any remaining portion of any provision which is not deemed illegal, invalid or unenforceable in part shall continue in full force and effect.


                               ARTICLE 20.  NOTICES

                   20.1 NOTICES. All reports, approvals and notices required or permitted to be given under this Agreement shall, unless specifically provided otherwise in this Agreement, be deemed to have been given if personally delivered or if mailed by certified or registered mail,

         if to Licensor, to:             TOMMY HILFIGER LICENSING, INC.
                                         913 N. Market Street
                                         Wilmington, Delaware  19801

                   Attention:            Mr. Joel Horowitz
                                         President

                   Copy to:              Steven R. Gursky, Esq.
                                         Gursky & Associates, P.C.
                                         21 East 40th Street
                                         New York, New York  10016


         and if to Licensee, to:         PEPE JEANS LONDON CORPORATION
                                         11 Lower Square
                                         Old Isleworth
                                         Middlesex
                                         United Kingdom TW76BN

                   Attention:            Sydney R. Neil
                                         Group Chief Financial Officer

         The parties may change their address for receipt of notices at any time upon notice to the other party.


                      ARTICLE 21.  SUSPENSION OF OBLIGATIONS

                   21.1 SUSPENSION OF OBLIGATIONS. If Licensee shall be prevented from performing any of its obligations because of governmental regulation or order, or by strike, civil unrest or war, declared or undeclared, or other calamities such as fire, flood, hurricane, tornado, earthquake, or similar acts of God, or because of other similar or dissimilar cause beyond the control of Licensee,









         Licensee's obligations shall be suspended during the period of such conditions. If such condition continues for a period of more than sixty (60) days, Licensor shall have the right to terminate this Agreement. If the act of force majeure consists of a fire, flood, hurricane, tornado, earthquake or nuclear war and if the act prevents Licensee from manufacturing and/or timely delivering the Licensed Products, whether due to an inability to obtain fabric or other materials, destruction of manufacturing facilities, inability to deliver finished product, or otherwise, Licensee shall have a period of not to exceed ninety (90) days to find alternate sources and Licensee shall advise Licensor on a weekly basis of the progress it has made in that regard. If, in Licensor's reasonable opinion, Licensee shall fail to diligently proceed to obtain alternate sources, or if the condition shall continue to exist for a period of ninety (90) days, Licensor shall have the right to terminate this Agreement.


                              ARTICLE 22.  EXHIBITS

                   22.1 EXHIBITS. All Exhibits are incorporated into this Agreement. The forms of Licensor may be revised by Licensor at any time.


                          ARTICLE 23.  OTHER PROVISIONS

                   23.1 HEADINGS. The headings of the Articles and Articles of this Agreement are for convenience only and in no way limit or affect the terms or conditions of this Agreement.

                   23.2 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   23.3  CONSTRUCTION.  This Agreement shall be
         interpreted and construed in accordance with the laws of the State of New York with the same force and effect as if fully executed and to be performed therein.

                   23.4 JURISDICTION. The parties hereby consent to the jurisdiction of the United States District Court for the Southern District of New York and of any of the courts of the State of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Article 20.1 hereof.

                   23.5 COMPLIANCE WITH LAWS. Licensee shall comply with all laws, rules, regulations and requirements of any governmental body which may be applicable to the operations of Licensee contemplated hereby, including, without limitation, as they relate to the manufacture, distribution, sale or promotion of Licensed Products, notwithstanding the fact that the Licensor may have approved









         such item or conduct.

                   IN WITNESS WHEREOF, the parties have executed this Agreement.

                                    TOMMY HILFIGER LICENSING, INC.



                                    By: /s/ Virginia M. Cleary

                                    Title:  Assistant Secretary



                                    PEPE JEANS LONDON CORPORATION



                                    By:  /s/ Lawrence S. Stroll

                                    Title:  Group CEO



                                    SEL INTERNATIONAL INVESTMENTS CORP.,
                                    as to Article 11.6 only



                                    By:  /s/ Lawrence S. Stroll

                                    Title:  Director


























                          TOMMY HILFIGER LICENSING, INC.
                             TRADEMARK REGISTRATIONS
                                   IN CLASS 25

                                                                REGISTRATION/
  COUNTRY                    TRADEMARK                       APPLICATION NUMBER

  Austria                    TOMMY HILFIGER                     131.765

                             FLAG LOGO DESIGN                   131.766

                             CREST DESIGN                       137.606

                             TOMMY JEANS                        144.359



  Benelux
  (Belgium, Holland,
  Luxembourg)                TOMMY HILFIGER                     426,561
                                                                429,870
                                                                426,561
                                                                587,912
                                                                524,087

                             FLAG LOGO DESIGN                   425,504
                                                                G/M91341-2/AUD
                                                                525,311

                             CREST DESIGN                       492,977
                                                                542,161

                             TOMMY JEANS                        504,923
                                                                551,020


  Czech Republic             TOMMY HILFIGER                     170820

                             FLAG LOGO DESIGN                   170821

                             CREST DESIGN                       171263

                             TOMMY JEANS                        173586







                                                                REGISTRATION/
  COUNTRY                    TRADEMARK                       APPLICATION NUMBER

  Denmark                    TOMMY HILFIGER                     VR01.175-1988
                                                                VR04.173-1988

                             FLAG LOGO DESIGN                   VR07.690-1989

                             CREST DESIGN                       VR08.882-1991


  Finland                    TOMMY HILFIGER                     102733
                                                                104075
                                                                134970

                             FLAG LOGO DESIGN                   107592
                                                                4074/95

                             CREST DESIGN                       120879

                             TOMMY JEANS                        126874


  France                     TOMMY HILFIGER                     1.362.238
                                                                1.460.956

                             FLAG LOGO DESIGN w/
                             words "TOMMY HILFIGER"             93.470.085

                             FLAG LOGO DESIGN                   1.460.958

                             CREST DESIGN                       1.659.719

                             TOMMY JEANS                        1.688.331


  Germany                    TOMMY HILFIGER                     1109376
                                                                1161454
                                                                39522688.0
                                                                2.061.836

                             FLAG LOGO DESIGN w/
                             words "TOMMY HILFIGER"             39523559.6

                             FLAG LOGO DESIGN                   1161455







                                                                REGISTRATION/
  COUNTRY                    TRADEMARK                       APPLICATION NUMBER

  Germany (ctd.)             CREST DESIGN                       2008483

                             TOMMY JEANS                        H66049/25W2


  Greece                     TOMMY HILFIGER                     83.364
                                                                89.451

                             FLAG LOGO DESIGN w/
                             words "TOMMY HILFIGER"             118.811

                             FLAG LOGO DESIGN                   89.449

                             CREST DESIGN                       103.364

                             TOMMY JEANS                        105.727


  Hungary                    TOMMY HILFIGER                     H133030

                             FLAG LOGO DESIGN                   H133031

                             CREST DESIGN                       H133029

                             TOMMY JEANS                        H133898


  Iceland                    TOMMY HILFIGER                     601/1991

                             FLAG LOGO DESIGN                   600/1991

                             CREST DESIGN                       598/1991

                             TOMMY JEANS                        1186/1991


  Ireland                    TOMMY HILFIGER                     122464

                             FLAG LOGO DESIGN                   158780







                                                                REGISTRATION/
  COUNTRY                    TRADEMARK                       APPLICATION NUMBER

                             CREST DESIGN                       143279

                             TOMMY JEANS                        148793


  Israel                     TOMMY HILFIGER                     79086

                             FLAG LOGO DESIGN                   79085

                             CREST DESIGN                       79088

                             TOMMY JEANS                        80839


  Italy                      TOMMY HILFIGER                     470291
                                                                506426

                             FLAG LOGO DESIGN                   506424
                                                                MI94C000342

                             CREST DESIGN                       622481

                             TOMMY JEANS                        626341


  Norway                     TOMMY HILFIGER                     132363

                             FLAG LOGO DESIGN                   136584

                             CREST DESIGN                       157091

                             TOMMY JEANS                        154338


  Poland                     TOMMY HILFIGER                     72050

                             FLAG LOGO DESIGN                   73614

                             CREST DESIGN                       73615

                             TOMMY JEANS                        75145

                                                                REGISTRATION/
  COUNTRY                    TRADEMARK                       APPLICATION NUMBER

  Portugal                   TOMMY HILFIGER                     237882

                             FLAG LOGO DESIGN                   241862
                                                                301840

                             CREST DESIGN                       271390

                             TOMMY JEANS                        276421


  Slovenia                   TOMMY HILFIGER                     9180345

                             FLAG LOGO DESIGN w/
                             words "TOMMY HILFIGER"             9180346

                             CREST DESIGN                       9180344

                             TOMMY JEANS                        9181742


  Spain                      TOMMY HILFIGER                     1.148.653/8

                             FLAG LOGO DESIGN w/
                             words "TOMMY HILFIGER"             01.773.419/1

                             FLAG LOGO DESIGN                   01.729.292/1

                             CREST DESIGN                       1.618.567

                             TOMMY JEANS                        1.654.164


  Sweden                     TOMMY HILFIGER                     207346
                                                                258267

                             FLAG LOGO DESIGN                   211267
                                                                265070
                                                                257924

                             CREST DESIGN                       235386

                             TOMMY JEANS                        247080







                                                                REGISTRATION/
  COUNTRY                    TRADEMARK                       APPLICATION NUMBER

  Switzerland                TOMMY HILFIGER                     384775
                                                                384754

                             FLAG LOGO DESIGN                   384808
                                                                430951

                             CREST DESIGN                       1431/96
                                                                388767
                                                                1431/96

                             TOMMY JEANS                        392373


  Ukraine                    TOMMY HILFIGER                     94061933/T

                             FLAG LOGO DESIGN                   94061934/T

                             CREST DESIGN                       94061935/T

                             TOMMY JEANS                        94061937/T


  United Kingdom             TOMMY HILFIGER                     1576084
  (England, Northern                                            1300553
  Ireland, Scotland, Wales)
                             FLAG LOGO DESIGN w/                2021519
                             words "TOMMY HILFIGER"             1297398

                             TOMMY JEANS                        1473971


  CMT (COMMUNITY TRADEMARK APPLICATIONS)

  TOMMY HILFIGER                                              NOT YET PROVIDED
  FLAG LOGO DESIGN w/words "TOMMY HILFIGER"                   NOT YET PROVIDED
  FLAG LOGO DESIGN                                            NOT YET PROVIDED
  CREST DESIGN                                                NOT YET PROVIDED
  TOMMY JEANS                                                 NOT YET PROVIDED








                                    EXHIBIT A







    TOMMY HILFIGER LICENSING, INC.      STATEMENT OF ROYALTIES

                                        FOR______________TO______________19__
                                                      (QUARTER)


    LICENSEE NAME_________________________

    LICENSEE ADDRESS______________________

    ______________________________________

    LICENSEE PRODUCT(S)___________________

    ----------------------------------------------------------------------------------------------------------------------
    CUSTOMER INVOICE  ITEM     UNIT      NUMBER    GROSS  LESS           LESS         LESS     NET SALES       NET ROYALTY
    NAME             NUMBER   STYLE NO. WHOLESALE  SOLD  ALLOWANCES   MARKDOWNS    TRADE     RETURNS               AMOUNT
                                         PRICE                        DISCOUNTS
    DISCOUNTS
    ----------------------------------------------------------------------------------------------------------------------









    ----------------------------------------------------------------------------------------------------------------------
    ----------------------------------------------------------------------------------------------------------------------
    TOTALS

    SEND STATEMENT TO:  TOMMY HILFIGER LICENSING, INC.   I CERTIFY THAT THE
                        913 N. Market Street             ABOVE IS ACCURATE
                        Wilmington, Delaware  19801
                        U.S.A.
                                                         SIGNATURE







                                    EXHIBIT B







    TOMMY HILFIGER LICENSING, INC.                     Page______ of ________
                                                       Date__________________

    FORM MUST BE SUBMITTED COMPLETE            SUBMIT TO THE ATTENTION OF:
                                               TOMMY HILFIGER LICENSING, INC.
                                               25 WEST 39TH STREET
                                               NEW YORK, NEW YORK  10018


                               SAMPLE APPROVAL FORM
          (ALL SAMPLES SUBMITTED FOR APPROVAL MUST BE IN CORRECT FABRIC)


    NAME OF LICENSEE ________________________________________________________

    LICENSED PRODUCT ________________________________________________________

    LICENSEE'S ADDRESS ______________________________________________________

    SEASON ____________  STYLE NUMBER ______________ FABRICATION ____________

    WHOLESALE PRICE _________________   COLORS ______________________________

    SIZES ___________________________  FACTORY ______________________________

    START TAKING ORDERS ____________________  END TAKING ORDERS _____________

    START SHIP _____________________________  END SHIP ______________________



    APPROVED ___________________               DISAPPROVED __________________

    COMMENTS ________________________________________________________________

    _________________________________________________________________________

    _________________________________________________________________________




    ______________________________             ______________________________
    SIGNATURE OF LICENSEE                      SIGNATURE OF LICENSOR

    DATE RETURNED TO LICENSEE ______________________________________



                                    EXHIBIT C







                                   THIRD PARTY
                                  MANUFACTURING
                                    AGREEMENT


                   THIS AGREEMENT made this ___ day of ________ 1996, by and between ____________________________________, a
         ____________ corporation, having an office at _________________
         ____________________________________ (hereinafter referred to as the "Company") and __________________ having an office at ______________________________________ (hereinafter referred to as the "Manufacturer").

                              W I T N E S S E T H :

                   WHEREAS the Manufacturer is engaged in the manufacture of garments and/or other items of apparel;

                   WHEREAS, the Company wishes to contract with the Manufacturer for manufacture of certain garments and/or other items of apparel from time to time, which garments and/or other items of apparel (the "Products") will bear the trademark Tommy Hilfiger, the trade name Tommy Hilfiger, all related logos, crests, emblems or symbols, and all combinations, form and derivatives thereof as are from time to time used by the Company or any of its affiliates, whether registered or unregistered as shown in the attached Exhibit A (the "Trademarks"); and

                   WHEREAS, the Company has been licensed by Tommy Hilfiger Licensing, Inc. ("THLI"), a Delaware corporation, to use the Marks. THLI is the owner of all rights, title and interests in and to the Trademarks.

                   NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

                   1. THE PRODUCTS. Company and THLI have created certain designs and patterns from which the Manufacturer will create three dimensional samples. The Company shall advise the Manufacturer if the samples meet the Company's quality requirement within twenty-one (21) days of receipt. The Manufacturer shall make any modifications to the samples as required by the Company. Samples accepted by the Company shall be designated as prototypes for the purposes of this Agreement.

                   2.  TERM.

                   (a) The term of this Agreement shall be for ____ (__) year(s) commencing on the ____ day of __________, 1996 and terminating on the ____ day of __________________.


                                    EXHIBIT D







                   (b) In the event that the Manufacturer shall have faithfully performed each and every obligation of this Agreement during the Term referred to in Article 2(a) above, then this Agreement shall automatically renew from month to month commencing immediately upon expiration of the term, unless either party has given the other thirty (30) days written notice of its intention to terminate the Agreement.

                   3.  MANUFACTURE.

                   (a) Manufacturer shall only produce the specific number of products as requested by the Company and at no time shall produce excess goods or overruns. Manufacturer shall not sell any products bearing the Trademarks to any third parties without the express written consent of the Company.

                   (b) Manufacturer shall manufacture the Products and Packaging to conform in quality and specifications to the prototypes as defined in Article 1 above and as outlined in the Quality Assurance Manual developed by the Company.

                   (c) All Products and Packaging manufactured by
         Manufacturer shall be delivered to locations specified by the Company or directly to the Company, whichever the Company may direct.

                   (d) Manufacturer shall not enter into any agreement with any third party for the manufacture of the Products without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion. In order to maintain the Company's high standard of quality control and to insure that appropriate measures are taken against counterfeiting, the Manufacturer will advise the Company of the following information prior to obtaining the Company's written consent: (i) name and address of each proposed manufacturer;
         (ii) type and style of the Products to be manufactured; (iii) quantity of the Products to be manufactured; and (iv) any other relevant information. The Manufacturer will also obtain the signature of an authorized representative from each third party manufacturer approved by the Company on an agreement, in a form substantially similar to this Agreement, designated to protect the THLI's rights in the Trademarks. The Manufacturer acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such subcontracting arrangement.

                   (e) Manufacturer shall adhere to all federal, state and local laws which pertain to the manufacture of clothing and apparel, including the Flammable Fabrics Act, as amended, and regulations thereunder and Manufacturer guarantees, that with regard to all products, fabrics or related materials used for the manufacture of the Products, which are to be sold by the Company for which flammability standards have been issued, amended or continued in effect under the Flammable Fabrics Act, as amended, reasonable and representative tests, as prescribed by the Consumer Product Safety Commission have been performed which show that the Products at the time of their shipment or delivery conform to the above-referenced flammability standards as are applicable.


                                    EXHIBIT D







                   4.  INSPECTION.

                   (a) Company shall have the right to send any representative or agent to inspect Manufacturer's premises or its subcontractors' premises to the extent the Manufacturer may have subcontractors as provided in 3(c) above.

                   (b) Such rights of inspection shall include the right to inspect, test, and take samples of the Products, whether finished or semi-finished, at any time during the manufacturing process.

                   (c) Company shall have the right to reject any Products or Packaging as not meeting the standards described in
         Article 1 above.

                   (d) Manufacturer shall not have the right to sell or otherwise distribute any rejected Products or Packaging. All such products shall be destroyed according to methods and procedures provided by the Company.

                   5.  NOTICES.

                   (a) Manufacturer warrants and represents that the Trademarks will appear on all of the Products in the manner set forth in the attached Exhibit A. The Trademarks shall appear on the Packaging in the form shown in Exhibit A.

                   (b) No other trademarks or notices shall appear on Products or Packaging without the Company's prior written consent in each instance.

                   6.  USE OF TRADEMARKS.

                   (a) Manufacturer shall not at any time use, promote, advertise, display or otherwise commercialize the Trademarks or any material utilizing or reproducing the Trademarks in a manner that will adversely affect any rights of ownership of the Company therein or in a manner that would derogate or detract from its repute. Manufacturer shall not use the Trademarks, in any manner whatsoever (including, without limitation, for advertising, promotion and publicity purposes), without obtaining the prior written approval of the Company.

                   (b) The Trademarks shall be used in the form as shown in attached Exhibit A.

                   (c) The Company assumes no liability to Manufacturer or third parties with respect to Manufacturer's use of the Trademarks other than in strict conformity with the specifications set forth in this Agreement.

                   (d) Manufacturer's use of the Trademarks on the Products and/or Packaging shall


                                    EXHIBIT D







         inure to the benefit of the Company. Manufacturer shall take any and all steps required by the Company and the law to perfect the Company's rights therein.

                   7.  PROPERTY OF OWNER.

                   (a) Manufacturer recognizes the great value of the goodwill associated with the Trademarks and the identification of the Products with the Trademarks and acknowledges that the Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to the Company. Manufacturer further recognizes and acknowledges that a breach by Manufacturer of any of its covenants, agreements or other undertakings hereunder will cause the Company irreparable damage, which cannot be adequately remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of the Company's rights in the Trademarks, thereby entitling the Company to equitable remedies, costs and reasonable attorney's fees.

                   (b)  To the extent any rights in and to the
         Trademarks are deemed to accrue to Manufacturer, Manufacturer hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to the Company.

                   (c) Manufacturer shall (i) never challenge the validity or the Company's ownership of the Trademarks or any application for registration thereof, or any trademark registration thereof and (ii) never contest the fact that Manufacturer's rights under this Agreement are solely those of a manufacturer and terminate upon expiration or termination of this Agreement. Manufacturer shall, at any time, whether during or after the term of the Agreement, execute any documents reasonably requested by the Company to confirm the Company's ownership rights. All rights in the Trademarks other than those specifically granted herein are reserved by the Company for its own use and benefit.

                   (d) Without limiting the generality of any other provision of this Agreement, Manufacturer shall not (i) use the Trademarks, in whole or in part, as a corporate or trade name or (ii) join any name or names with the Trademarks so as to form a new trademark. Manufacturer agrees not to register, or attempt to register, the Trademarks in its own name or any other name, anywhere in the world.

                   (e) All provisions of this Article shall survive the expiration or termination of this Agreement.

                   8.  TRADEMARK PROTECTION.

                   (a) In the event that Manufacturer learns of any infringement or imitation of the Trademarks or of any use by any person or entity of a trademark similar to the Trademarks, it shall promptly notify the Company. The Company thereupon shall take such action as it deems advisable for the protection of its rights in and to the Trademark and, if requested to do so by the Company, Manufacturer shall cooperate with the Company in all respects. In no event, however, shall the Company be required to take any action if it deems it inadvisable to do so.


                                    EXHIBIT D







                   (b) Company shall have the right to defend, at its cost and expense, and with counsel of its own choice, any action or proceeding brought against Manufacturer for alleged trademark infringement arising out of Manufacturer's use of the Trademarks in accordance with the provisions of this Agreement.

                   (c) Manufacturer shall cooperate with the Company in the execution, filing and prosecution of any trademark, copyright or design patent applications that the Company may desire to file and for that purpose Manufacturer shall supply to the Company from time to time such samples as may be reasonably required.

                   (d) All provisions of this Article shall survive the expiration or termination of this Agreement.

                   9. TRANSSHIPMENT. Manufacturer hereby acknowledges the Company's strict policy against transshipment of the Products. Transshipment includes any products sewn or otherwise manufactured in one country and then shipped to the United States with a second company's "country of origin" labels and export licenses to avoid adverse trade restrictions and import quotas. Transshipment can involve both the raw materials used to manufacture the Products and the finished Products. The Manufacturer further acknowledges that transshipment in any form violates U.S. federal law and the Company reserves the right to immediately terminate this agreement according to the terms contained herein, upon receipt of proof of transshipment of the Products by the Manufacturer.

                   10. SECONDS, THIRDS OR EXCESS GOODS. Manufacturer shall not have the right to sell any Products or Packaging which are determined to be seconds, thirds or are in excess of the amount of the products requested by the Company. All seconds or excess products, including trims, shall be purchased by the Company at the reasonable fair market price. Manufacturer shall not have the right to sell any thirds, which shall be destroyed by Manufacturer, who shall supply a Certificate of Destruction to the Company. The Company shall have the right to inspect any seconds or excess products to ensure that they comply with the terms of this Agreement.

                   11. STOLEN GOODS OR DAMAGED GOODS. Manufacturer will provide the Company with immediate notice of any stolen Products or damaged Products including Products that are in production. With regard to damaged Products (i.e., Thirds), Manufacturer shall not have the right to sell any damaged Products and all damaged Products (i.e., Thirds) will be destroyed by the Manufacturer. With regard to stolen Products, Manufacturer shall cooperate with the Company with respect to any action regarding the stolen Products.

                   12. DESIGN OWNERSHIP. All rights, including without limitation, copyright, trade secret and design patent, to designs for the Products including, without limitation, artwork, prints patterns, package designs, labels advertising or promotional materials or any other designs using or used on or affixed thereto, and to any package design, bearing the Trademarks shall be the property of the Company. All Products manufactured from designs submitted by Manufacturer and approved by the


                                    EXHIBIT D







         Company, shall bear the Trademarks.

                   13. CONFIDENTIALITY. During the term of this Agreement and thereafter, each party shall keep strictly secret and confidential any and all information acquired from the other party hereto or its designee and shall take all necessary precautions to prevent unauthorized disclosure of such information. The Manufacturer acknowledges that it will receive from the Company prints, designs, ideas, sketches, and other materials which the Company intends to use on or in connection with lines of merchandise which have not yet been put into the channels of distribution. The parties recognize that these materials are valuable property of the Company. The Manufacturer acknowledges the need to preserve the confidentiality and secrecy of these materials and agrees to take all necessary steps to ensure that use by it or by its employees and/or agents will in all respects preserve such confidentiality and secrecy. The Manufacturer shall take all reasonable precautions to protect the secrecy of the materials, samples, and designs prior to their commercial distribution or the showing of samples for sale, and shall not manufacture any merchandise employing or adapted from any of said designs except for the Company or its affiliates or designees.

              14.  FORCE MAJEURE.

                   (a) No failure or omission by either of the parties to perform any of its obligations under this Agreement shall be deemed a breach of this Agreement if such failure or omission is the result of acts of God, war, riot, accidents, compliance with any action or restriction of any government or agency thereof, strikes or labor disputes, inability to obtain suitable raw materials, fuel, power or transportation, or any other factor or circumstance beyond the control of the party, which is not attributable to the negligence of such party.

                   (b) Any suspension of performance by reason of this Article shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this Agreement. However, if the suspension of performance by reason of this Article exceeds six months, either party may give written notice of termination of this Agreement.

                   15.  MANUFACTURER'S WARRANTIES AND REPRESENTATIONS.

                   Manufacturer warrants and represents that:

                   (a) It has and will have throughout the Term of this Agreement, the full power, authority and legal right to execute and deliver, and to perform fully and in accordance with all of the terms of, this Agreement.

                   (b) The entering of this Agreement by Manufacturer does not violate any agreements, rights or obligations existing between Manufacturer and any other person, entity, or corporation.

                   (c) It is not engaged in and will not engage in any activities which are in violation of


                                    EXHIBIT D







         any applicable Domestic, Foreign or International Laws, Rules or Regulations, including without limitation Laws, Rules or Regulations governing labor, the environment, the sale of goods, U.S. Customs Laws or illegal transshipment. The Company maintains a policy against engaging in any illegal activities and will not buy or sell products provided throughout the use of any unlawful or unethical practices.

                   16.  THE COMPANY'S WARRANTIES AND REPRESENTATIONS.

                   Company warrants and represents that:

                   (a) It has, and will have throughout the Term of this Agreement, the right to authorize use of the Trademark to Manufacturer in accordance with the terms and provisions of this Agreement; and

                   (b) The entering of this Agreement by the Company does not violate any agreements, rights or obligations existing between the Company and any other person, entity, or corporation.

                   17.  INDEMNIFICATIONS.

                   (a) Company hereby indemnifies Manufacturer and shall hold it harmless from any loss, liability, damage, cost or expense (including reasonable attorneys fees) arising out of any claims or suits which may be brought against Manufacturer by reason of the breach by the Company of the warranties or representations as set forth in Article 16, provided that Manufacturer gives prompt written notice, and full cooperation and assistance to the Company relative to any such claim or suit, and that the Company shall have the option to undertake and conduct the defense of any suit so brought. The Manufacturer shall cooperate fully in all respects with the Company in the conduct and defense of said suit and/or proceedings.

                   (b) Manufacturer indemnifies and agrees to hold the Company harmless from any loss, liability, damage, cost or expense (including reasonable attorneys fees), arising out of
         (i) any claims or suits by reason of any unauthorized use by Manufacturer in connection with the Products or the Trademarks covered by this Agreement; (ii) Manufacturer's non-compliance with any applicable federal, state, or local law or with any other applicable governmental regulations; and (iii) any alleged defects and or inherent dangers in Products or use thereof.

                   18.  TERMINATION.

                   (a) Company shall have the right to terminate this Agreement, if Manufacturer breaches any of its obligations under this Agreement or such other occurrences as outlined below.

                   (i) If any governmental agency or other body or office or official vested with


                                         EXHIBIT D







                   appropriate authority finds that the Products are harmful or defective in any way, manner or form, or are being sold or distributed in contravention of applicable laws and regulations or in a manner likely to cause harm; or

                   (ii) If Manufacturer manufactures the Products without the prior written approval of the Company as provided herein or in direct contradiction to the Purchase Order; or

                   (iii) If Manufacturer is unable to pay its debts when due, or makes any assignment for the benefit of creditors, or files any petition under the bankruptcy or insolvency laws of any jurisdiction, country or place, or has or suffers a receiver or trustee to be appointed for its business or property, or is adjudicated a bankrupt or an insolvent; or

                   (iv) If Manufacturer fails to make timely delivery of the Products.

                   (b) In the event any of these defaults occur, the Company shall give notice of termination in writing to Manufacturer by certified mail. The Manufacturer shall have ten (10) days from the date of giving notice in which to correct any of these defaults or at the Owner's sole discretion, Manufacturer may be given additional time to correct such defaults and failing such, this Agreement shall thereupon immediately terminate.

                   19.  ACTS UPON EXPIRATION OR TERMINATION AT THIS
         AGREEMENT.

                   (a) Upon and after the expiration or termination of this Agreement, Manufacturer agrees not to make reference in its advertising or its business materials as having been formerly associated with the Company or the Trademarks.

                   (b) Upon and after the expiration or termination of this Agreement, all rights granted to Manufacturer hereunder shall forthwith revert to the Company, who shall be free to transfer any and all rights to others to use the Trademarks in connection with the manufacture of the Products.

                   (c) Upon and after the expiration or termination of this Agreement, Manufacturer and its Affiliates will refrain from further use of the Trademarks or any further reference to it, directly or indirectly, or of anything confusingly similar thereto, in connection with the manufacture or sale of any products. Additionally, all sketches, patterns, prototypes, samples or other materials relating to the Products shall be returned by Manufacturer to the Company.

                   (d) In the event of expiration or termination of this Agreement, as herein provided, with the exception of the Products which Manufacturer must ship to satisfy any unfilled, confirmed orders for the current season it had received prior to said expiration or termination, the Company shall have the prior right and option to purchase any or all of the Products and Packaging Materials, as then in Manufacturer's possession or carried on its books of account. Upon such termination or


                                    EXHIBIT D







         expiration Manufacturer shall immediately cause physical inventories to be taken of (i) Products on hand; (ii) Products in the process of manufacture; and (iii) all Packaging Materials, which inventories shall be reduced to writing and a copy thereof shall be delivered to Company not later than fifteen (15) days from such termination or expiration. Written notice of the taking of each inventory shall be given the Company at least forty-eight (48) hours prior thereto. The Company shall have the right to be present at such physical inventory or to take its own inventory, and to exercise all rights it has available with respect to the examination of Manufacturer's books and records. If Manufacturer does not allow the Company to take such inventory it shall have no right to sell the remaining Products as provided in Article 19(f) below.

                   (e) Manufacturer recognizes that any sale of the Products upon termination or expiration, would cause irreparable damage to the prestige of the Company and to the Trademark, and to the goodwill pertaining thereto.

                   (f)  Upon expiration or termination of this
         Agreement, Manufacturer shall cease the manufacture of Products. All the Products set forth on the inventories referred to in subdivision (i) and (ii) of Article 19(f) which are not purchased by the Company pursuant to such Article may be sold subject to the Company's prior right to approve the customers and the terms and conditions of each sale. Such sale shall otherwise be strictly in accordance with the terms, covenants and conditions of this Agreement as though the Agreement had not expired or terminated.

                   20. NOTICES. All notices which either party hereto is required or may desire to give shall be given by addressing the same to the address hereinafter in this Article, or at such other address as may be designated in writing by any party in a notice to the other given in the manner prescribed in this Article. All such notices shall be sufficiently given when mailed by registered or certified mail. The address to which any such notices, shall be given are the following:

         TO COMPANY:                        TO MANUFACTURER:




         ATTENTION:                         ATTENTION:

                   21. NO PARTNERSHIP, ETC. This Agreement does not constitute and shall not be construed to create a partnership or joint venture between the Company and Manufacturer. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

                   22. NON-ASSIGNABILITY, ETC. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns. This Agreement is personal to Manufacturer, and Manufacturer shall not franchise its rights hereunder and neither this Agreement nor any of the rights


                                    EXHIBIT D







         of Manufacturer hereunder shall be sold, transferred or assigned by Manufacturer and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

                   23. SEVERABILITY. If any provision or any portion of any provision of this Agreement shall be construed to be illegal, invalid, or unenforceable, such shall be deemed stricken and deleted from this Agreement to the same extent and effect as if never incorporated herein, but all other provisions of this Agreement and remaining portion of any provision which is not found to be illegal, invalid or unenforceable in part shall continue in full force and effect.

                   24. HEADINGS. The headings of the Articles of this Agreement are for convenience only and shall in no way limit or affect the term or conditions of this Agreement.

                   25. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   26. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York of the United States of America.

                   27.  WAIVER, MODIFICATION, ETC.  No waiver,
         modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to herein. The fact that the Company has not previously insisted upon Manufacturer expressly complying with any provision of this Agreement shall not be deemed to be a waiver of the Company's future right to require compliance in respect thereof and Manufacturer specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent the Company from subsequently requiring full and complete compliance thereafter.





                                    Continued...





                                    EXHIBIT D







                   28. JURISDICTION. In the event that a court action becomes necessary the Company and Manufacturer consent to the jurisdiction of the courts of the State of New York, including all New York Courts and all Federal Courts of the State of New York.


                   IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.


         COMPANY:                        MANUFACTURER:



         By:                             By:

         Name:                           Name:

         Title:                          Title:





























                                    EXHIBIT D







    TOMMY HILFIGER LICENSING, INC.                       PAGE______ OF ______
                                                         DATE________________


    FORM MUST BE SUBMITTED COMPLETED           SUBMIT TO THE ATTENTION OF:
                                               TOMMY HILFIGER LICENSING, INC.
                                               913 N. MARKET STREET
                                               WILMINGTON, DELAWARE  19801




    NAME OF LICENSEE_________________________________________________________

    LICENSED
    PRODUCT__________________________________________________________________

    LICENSEE'S
    ADDRESS__________________________________________________________________

    EXPENDITURES REFLECT THE PERIOD _____ / _____ / _____ TO _____ /_____ / _____, ALL TEARSHEETS AND ADVERTISING BILLS MUST ACCOMPANY THIS FORM.



    DATE OF                 PUBLICATION OF              DOLLAR AMOUNT
    ADVERTISING             TYPE OF ADVERTISING         LICENSEE SPENT


    ________________________________________________________________________


    ________________________________________________________________________


    ________________________________________________________________________


    ________________________________________________________________________


    ________________________________________________________________________


    ________________________________________________________________________


    ________________________________________________________________________


    ________________________________________________________________________



                                    EXHIBIT E







                                    TERRITORY


         Albania
         Andorra
         Austria
         Bahrain
         Belgium
         Bulgaria
         Cyprus
         Czech Republic
         Denmark
         Egypt
         Finland
         France
         Germany
         Greece
         Holland
         Hungary
         Iceland
         Iran
         Iraq
         Ireland
         Israel
         Italy
         Jordan
         Kuwait
         Lebanon
         Lichtenstein
         Luxembourg
         Malta
         Norway
         Oman
         Poland
         Portugal
         Qatar
         Romania
         Saudi Arabia
         Solvenia
         Spain
         Sweden
         Switzerland
         Syria
         Turkey
         United Arab Emirates
         United Kingdom (England, Northern Ireland, Scotland, Wales)
         Yemen


                                    EXHIBIT F







                                  CERTIFICATION


                   In consideration of Tommy Hilfiger Licensing, Inc. ("THLI") entering into a licensing arrangement with Pepe Jeans London Corporation for the manufacture, distribution and sale of Tommy Hilfiger (Registered) brand merchandise and in compliance with THLI's License Agreement with us (the
         "Agreement"), we hereby certify that:

                   Any merchandise (including components thereof) manufactured under the Agreement will be manufactured in compliance with the wage and hour laws of the country of manufacture and without the use of child (under the age of 14), prison or slave labor; we will obtain the signature of an authorized representative of all suppliers and contract sewing shops or other designated contract facilities manufacturing Tommy Hilfiger (Registered) brand merchandise on Certification similar to this document, and return same to THLI no later than thirty (30) days after execution; and we have in effect a program of monitoring any our manufacturing facilities, and the manufacturing facilities or our suppliers, contract sewing shops and other designated contract facilities which manufacture Tommy Hilfiger (Registered) brand merchandise for compliance with the requirements set forth above.

                   Any merchandise shipped to THLI or otherwise imported into the Territory as defined in the Agreement will be in compliance with all laws applicable to the designation of country of origin on products, accurately states the country of origin on all products; the marking of shipments with proper country of origin and shall be shipped under legally issued and valid export licenses or visas.



                                         [Name of your Company]



         Date:                           By:
                                         Authorized Signature




         [Notary Public Seal]1


                                    EXHIBIT G